Exhibit No. 2.1








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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             GRAPHCO HOLDINGS CORP.
                       GRAPHCO HOLDINGS ACQUISITION CORP.
                                       AND
                                  NGM-TEC, INC.



                              DATED: JUNE 10, 2005






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

                                Table of Contents

Agreement and Plan of Merger .....................................................................................5

Article I - Definitions ..........................................................................................5

Article II - The Merger .........................................................................................10

   2.1   Generally ..............................................................................................10
   2.2   Date and Place of Closing ..............................................................................10
   2.3   Actions at the Closing.  At the Closing, the following shall occur:.....................................10
   2.4   Effect of Merger........................................................................................10
         2.4.1     General ......................................................................................10
         2.4.2     Certificate of Incorporation .................................................................11
         2.4.3     Bylaws .......................................................................................11
         2.4.4     Directors and Officers .......................................................................11
         2.4.5     Conversion of NGM Shares .....................................................................11
         2.4.6     GHAC Shares ..................................................................................12
         2.4.7     GHC Shares ...................................................................................12
   2.5   Exchange Procedures, Mechanics and Related Matters .....................................................12
         2.5.1     Exchange Agent and Exchange Fund .............................................................12
         2.5.2     Exchange Procedures ..........................................................................12
         2.5.3     Distributions With Respect To Unexchanged GHC Series C Preferred Shares ......................13
         2.5.4     No Further Rights in NGM Shares ..............................................................13
         2.5.5     No Fractional Shares .........................................................................13
         2.5.6     Termination of Exchange Fund .................................................................13
         2.5.7     Lost Certificates ............................................................................13
   2.6   Stock Transfer Books ...................................................................................13
   2.7   Treatment of NGM Common Stock Purchase Warrants ........................................................14

Article III - Representations And Warranties of NGM .............................................................14

   3.1   Organization and Qualification; Subsidiaries ...........................................................14
   3.2   Certificate of Incorporation and Bylaws ................................................................15
   3.3   Capitalization .........................................................................................15
   3.4   Authority Relative To This Agreement; Binding Effect ...................................................15
   3.5   Compliance with the Law ................................................................................15
   3.6   Absence of Conflicts; Required Filings and Consents ....................................................15
   3.7   Environmental Compliance ...............................................................................16
   3.8   OSHA Compliance ........................................................................................16
   3.9   Financial Statements ...................................................................................16
   3.10  Undisclosed Liabilities ................................................................................16
   3.11  Absence of Certain Changes or Events ...................................................................17
   3.12  Tax Matters ............................................................................................17
   3.13  Material Contracts .....................................................................................17
   3.14  Litigation .............................................................................................18
   3.15  Intellectual Property ..................................................................................18
   3.16  Tangible Property ......................................................................................18
   3.17  Employee Benefit Plans .................................................................................18
   3.18  Broker .................................................................................................19


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   3.19  Parachute Payments .....................................................................................19
   3.20  Insurance ..............................................................................................19
   3.21  Board Recommendation ...................................................................................19
   3.22  Change in Control ......................................................................................19
   3.23  Complete Disclosure ....................................................................................19

Article IV - Representations And Warranties of GHC and GHAC .....................................................19

   4.1   Organization and Qualification; Subsidiaries ...........................................................20
   4.2   Certificate of Incorporation and Bylaws ................................................................20
   4.3   Capitalization .........................................................................................20
   4.4   Authority Relative To This Agreement; Binding Effect ...................................................20
   4.5   Compliance with the Law ................................................................................21
   4.6   Absence of Conflicts; Required Filings and Consents ....................................................21
   4.7   Environmental Compliance ...............................................................................21
   4.8.  OSHA Compliance ........................................................................................22
   4.9   Financial Statements ...................................................................................22
   4.10  Undisclosed Liabilities ................................................................................22
   4.11  Absence of Certain Changes or Events ...................................................................22
   4.12  Tax Matters ............................................................................................22
   4.13  Material Contracts .....................................................................................23
   4.14  Litigation .............................................................................................23
   4.15. Intellectual Property ..................................................................................23
   4.16  Tangible Property ......................................................................................24
   4.17  Employee Benefit Plans .................................................................................24
   4.18  Reporting Company ......................................................................................24
   4.19  Broker .................................................................................................25
   4.20  Parachute Payments .....................................................................................25
   4.21  Insurance ..............................................................................................25
   4.22  Board Recommendation ...................................................................................25
   4.23  Change in Control ......................................................................................25
   4.24  Complete Disclosure ....................................................................................25

Article V - Agreements Pending the Closing ......................................................................25

   5.1   Mutual Covenants .......................................................................................25
         5.1.1     Best Efforts .................................................................................25
         5.1.2     Notice of Developments and Updates ...........................................................25
         5.1.3     No Public Announcement .......................................................................26
   5.2   Conduct of NGM's Business Prior to the Closing Date ....................................................26
   5.3   Conduct of GHC Business Prior to the Closing Date ......................................................27

Article VI - Additional Agreements ..............................................................................28

   6.1   Tax Clearance ..........................................................................................28
   6.2   Current Report on Form 8-K .............................................................................28
   6.3   NGM Proxy Statement; GHC Disclosure Information ........................................................28
   6.4   NGM Shareholders' Meeting ..............................................................................29
   6.5   Designation of GHC Series C Preferred Shares ...........................................................29
   6.6   Schedule 14(f) Information Statement ...................................................................29
   6.7   Appropriate Action; Consents; Filings ..................................................................30


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   6.8   Further Assurances .....................................................................................30

Article VII - Conditions of Closing .............................................................................31

   7.1   Conditions to GHC Obligation to Close ..................................................................31
   7.2   Conditions to NGM Obligation to Close ..................................................................32

Article VIII - Remedies .........................................................................................33

   8.1   Survival of Representations, Warranties and Covenants ..................................................33
   8.2   Equitable Relief .......................................................................................33
   8.3   Indemnification ........................................................................................34
     8.3.1     Indemnification by NGM ...........................................................................34
     8.3.2     Indemnification by GHC, GHAC and Surviving Corporation ...........................................34
     8.3.3     Reasonable Costs, Etc. ...........................................................................34
     8.3.4     Third Party Claims pursuant to this Article VIII of this Agreement ...............................34

Article IX - Termination ........................................................................................35

   9.1   Method of Termination ..................................................................................35
   9.2   Effect of Termination ..................................................................................35

Article X - Miscellaneous .......................................................................................35

   10.1  Construction ...........................................................................................35
   10.2  Headings ...............................................................................................36
   10.3  Enforceability .........................................................................................36
   10.4  Notices ................................................................................................36
   10.5  Governing Law; Disputes ................................................................................37
   10.6  Entire Agreement; Amendment ............................................................................38
   10.7. Further Assurances .....................................................................................38
   10.8  Binding Agreement ......................................................................................38
   10.9  Non-Waiver .............................................................................................38
   10.10 Third Party Beneficiaries ..............................................................................38
   10.11 Confidentiality ........................................................................................38
   10.12 Counterparts ...........................................................................................39
   10.13 Exhibits ...............................................................................................40

Exhibit Table

NGM Disclosure Schedule

GHC/GHAC Disclosure Schedule


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                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger dated as of the 10th day June 2005 (this "Agreement") among, Graphco Holdings Corp., a Delaware corporation ("GHC"), Graphco Holdings Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of GHC ("GHAC"), and NGM-TEC, Inc., a New Jersey corporation ("NGM") (GHC, GHAC, and NGM may be referred to hereinafter individually as a "Party" or collectively as the "Parties").

         WHEREAS, this Agreement contemplates a tax-free merger of NGM, upon the terms and subject to this Agreement, and in accordance with New Jersey Business Corporation Act (the "NJBCA") and the Delaware General Corporation Law with and into GHAC in a reorganization pursuant to Code ss.368(a)(2)(D) (the "Transactions");

         WHEREAS, the NGM Stockholders will receive capital stock in GHC in exchange for their capital stock of NGM;

         WHEREAS, the Parties expect that the merger will advance the long-term business interests of each of GHC, GHAC and NGM;

         NOW, THEREFORE, in consideration of the mutual promises made herein, and the representations, warranties and covenants contained herein, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used throughout this Agreement, the following terms in their respective capitalized forms shall have the following ascribed meanings:

         "Affiliate" shall mean, in respect of a specified Person, any other Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled By, or is Under Common Control With, such specified Person.

         "Associate" shall mean, in respect of a relationship with a specified Person, (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial Beneficial Ownership interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Beneficial Owner" (including the term "Beneficial Ownership"), with respect to any shares, shall mean a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any Affiliates or Associates beneficially owns , directly or indirectly, (ii) which such Person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or Associates or any Person with whom such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring,


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holding, voting, or disposing of any such shares, or (iv) pursuant to Section
13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

         "Blue Sky Laws" shall have the meaning set forth in Section 3.6(b) of this Agreement.

         "Business Day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open and EDGAR filings are being accepted, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY.

         "Claim" shall have the meaning set forth in Section 8.3.4 of this Agreement.

         "Claim Notice" shall have the meaning set forth in Section 8.3.4 of this Agreement.

         "Closing" shall have the meaning set forth in Section 2.2 of this Agreement.

         "Closing Date" shall have the meaning set forth in Section 2.2 of this Agreement.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended to date.

         "Control" (including as used in the terms "Controlled By" and "Under Common Control With") shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

         "Conversion Ratio" shall have the meaning set forth in Section 2.4.5(i) of this Agreement.

         "Defense Notice" shall have the meaning set forth in Section 8.3.4 of this Agreement.

         "Delaware Certificate of Merger" shall mean a certificate of merger prepared in accordance with the Delaware General Corporation Law relating to the Merger, a form of which is annexed hereto as Exhibit A.

         "Delaware General Corporation Law" shall mean the General Corporation Law of the State of Delaware, as may be amended from time to time.

         "Effective Time" shall have the meaning set forth in Section 2.4.1 of this Agreement.

         "Exchange Agent" shall have the meaning set forth in Section 2.5.1 of this Agreement.

         "Exchange Fund" shall have the meaning set forth in Section 2.5.1 of this Agreement.

         "Existing Debt" shall mean any debt reflected on either the Latest NGM Balance Sheet or the Latest GHC Balance Sheet, in each case as indicated by the context.

         "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

         "GHAC" shall have the meaning set forth in the preamble of this Agreement.

         "GHAC Share" shall mean any share of the common stock, $.001 par value per share, of GHAC.


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         "GHC" shall have the meaning set forth in the preamble of this
Agreement.

         "GHC Common Stock" shall have the meaning set forth in Section 4.3 of this Agreement.

         "GHC Disclosure Information" shall have the meaning set forth in
Section 6.3(a) of this Agreement.

         "GHC Disclosure Schedule" shall have the meaning set forth in the prefatory clause to Article IV.

         "GHC Employment Agreements" shall have the meaning set forth in Section
4.17 of this Agreement.

         "GHC Indemnified Party" shall have the meaning set forth in Section
8.3.1 of this Agreement.

         "GHC Intellectual Property" shall have the meaning set forth in Section
4.15 of this Agreement.

         "GHC Material Contract" shall have the meaning set forth in Section
4.13 of this Agreement.

         "GHC Plan" shall have the meaning set forth in Section 4.17 of this Agreement.

         "GHC Preferred Stock" shall have the meaning set forth in Section 4.3 of this Agreement.

         "GHC Series C Preferred Certificate of Designations" shall have the meaning set forth in Section 6.5 of this Agreement.

         "GHC Series C Preferred Share" shall mean any share of the Series C Convertible Preferred Stock, $.001 par value per share, of GHC.

         "GHC Series C Preferred Certificate" shall have the meaning set forth in Section 2.5.2 of this Agreement.

         "GHC Share" shall mean any share of the capital stock of GHC, including GHC common stock, $.001 par value per share, or any share of GHC preferred stock, $.001 par value per share, of GHC.

         "GHC Subsidiary" shall have the meaning set forth in Section 4.3 of this Agreement.

         "Governmental Authority" shall mean any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission or court of competent jurisdiction.

         "Indemnified Party" shall have the meaning set forth in Section 8.3.4 of this Agreement.

         "Indemnifying Party" shall have the meaning set forth in Section 8.3.4 of this Agreement.

         "IRS" shall mean the United States Internal Revenue Service.

         "Knowledge" shall mean actual knowledge after reasonable investigation.

         "Latest GHC Balance Sheet" shall have the meaning set forth in Section
4.9 of this Agreement.

         "Latest GHC Financial Statements" shall have the meaning set forth in
Section 4.9 of this Agreement.


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         "Latest NGM Balance Sheet" shall have the meaning set forth in Section
3.9 of this Agreement.

         "Latest NGM Financial Statements" shall have the meaning set forth in
Section 3.9 of this Agreement.

         "Lien" shall mean any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Material Adverse Effect" or "Material Adverse Change" shall mean, with respect to any Person, any effect or change, respectively, that is, would be, or could reasonably be expected to be, materially adverse to the financial condition, business, or results of operations of such Person and its Subsidiaries, taken as a whole.

         "Merger" shall have the meaning set forth in Section 2.1 of this Agreement.

         "New Jersey Business Corporation Act" shall mean the Business Corporation Act of the State of New Jersey, as may be amended from time to time.

         "New Jersey Certificate of Merger" shall mean a certificate of merger prepared in accordance with the New Jersey Business Corporation Act relating to the Merger, a form of which is annexed hereto as Exhibit A.

         "NGM" shall have the meaning set forth in the preamble of this Agreement.

         "NGM Certificates" shall have the meaning set forth in Section 2.5.2 of this Agreement.

         "NGM Disclosure Schedule" shall have the meaning set forth in the prefatory clause to Article III.

         "NGM Dissenting Share" shall mean any NGM Share which any stockholder who or which has exercised his or its dissenting rights of appraisal under
Section 14A:11-1 of the New Jersey Business Corporation Act holds of record.

         "NGM Employment Agreements" shall have the meaning set forth in Section
3.17 of this Agreement.

         "NGM Indemnified Party" shall have the meaning set forth in Section
8.2.2 of this Agreement.

         "NGM Intellectual Property" shall have the meaning set forth in Section
3.15 of this Agreement.

         "NGM Material Contract" shall have the meaning set forth in Section
3.13 of this Agreement.

         "NGM Plans" shall have the meaning set forth in Section 3.17 of this Agreement.

         "NGM Share" shall mean any share of the common stock, no par value, of NGM.


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         "NGM Shareholder" shall mean any Person who or which holds any NGM
Shares.

         "NGM Shareholders' Meeting" shall have the meaning set forth in Section 6.3(a) of this Agreement.

         "NGM Shareholders' Questionnaire" shall have the meaning set forth in
Section 6.3(a) of this Agreement.

         "NGM Treasury Share" shall mean any NGM Share held in the NGM treasury.

         "NGM Warrant" shall have the meaning set forth in Section 2.7(a) of this Agreement.

         "NGM Warrant Conversion Ratio" shall have the meaning set forth in
Section 2.7(a) of this Agreement.

         "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" or "Parties" shall have the meaning set forth in the preamble of this Agreement.

         "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Proxy Statement" shall have the meaning set forth in Section 6.3(a) of this Agreement.

         "Requisite NGM Shareholder Approval" shall mean the affirmative vote of the holders of a majority of the NGM Shares in favor of this Agreement and the Merger.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended to date.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended to date.

         "Subsidiary" shall mean any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Substitute Warrants" shall have the meaning set forth in Section 2.7(a) of this Agreement.

         "Surviving Corporation" shall have the meaning set forth in Section 2.1 of this Agreement.

         "Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.


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

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Transactions" shall have the meaning set forth in the recitals of this Agreement.


                                   ARTICLE II

                                   THE MERGER

         2.1 Generally. Subject to, and consistent with, the provisions of this Agreement, and in accordance with the relevant provisions of the Delaware General Corporation Law and the New Jersey Business Corporation Act, NGM will merge with and into GHAC (the "Merger"), and, as of the Effective Time, the separate existence of NGM shall cease, and GHAC shall be the surviving corporation in the Merger (the "Surviving Corporation").

         2.2 Date and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz & Fraade, P.C., 488 Madison Avenue, New York, New York 10022 at 11:00 A.M. on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         2.3 Actions at the Closing. At the Closing, the following shall occur:

                  (i) NGM shall deliver to GHC the various certificates, instruments, and documents itemized in Section 7.1 of this Agreement;

                  (ii) GHC shall deliver to NGM the various certificates, instruments, and documents itemized in Section 7.2 of this Agreement;

                  (iii) NGM and GHAC shall deliver to and file with the Delaware Secretary of State, in the most expeditious manner reasonably available, an appropriately executed Certificate of Merger in the form annexed hereto as Exhibit A (the "Delaware Certificate of Merger");

                  (iv) NGM and GHAC shall deliver to and file with the New Jersey Secretary of State, in the most expeditious manner reasonably available, an appropriately executed Certificate of Merger in the form annexed hereto as Exhibit B (the "New Jersey Certificate of Merger"); and

                  (v) GHC shall deliver to the Exchange Agent in an amount and in the manner hereinafter provided in Section 2.5.1 certificates of GHC Series C Preferred Shares (each, a "GHC Series C Preferred Certificate") into which the NGM Shares shall have been converted in the Merger.

         2.4 Effect of Merger.

                  2.4.1 General. The Merger shall become effective at the time (the "Effective Time") at which each of the Delaware Certificate of Merger and the New Jersey Certificate of Merger have been filed with the Delaware Secretary of State and the New Jersey Secretary of State respectively. The Merger shall have the effect set forth in the Delaware General Corporation Law and the New Jersey Business Corporation Act. Without limiting the generality of the


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foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers and franchises (of a public as well as private nature) of NGM and GHAC and all property (real, personal and mixed) of NGM and GHAC and all debts due to either NGM or GHAC on any account, including subscriptions to shares, and every other interest of or belonging to or due to each of NGM and GHAC shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of each of NGM and GHAC shall become the debts, liabilities, obligations and duties of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation. The title to any real estate or any interest therein vested, by deed or otherwise, in NGM or GHAC shall not revert or in any way become impaired by reason of the Merger, and all rights of creditors and all Liens upon any property of NGM or GHAC shall be preserved unimpaired following the Merger. The Surviving Corporation may, at any time after the Effective Time, take any action (including without limitation executing and delivering any document) in the name and on behalf of either GHC or NGM in order to carry out and effectuate the transactions contemplated by this Agreement.

            2.4.2 Certificate of Incorporation. The certificate of incorporation of GHAC in effect at and as of the Effective Time shall remain the certificate of incorporation of the Surviving Corporation without any modification or amendment in connection with the Merger.

            2.4.3 Bylaws. The bylaws of GHAC in effect at and as of the Effective Time shall remain the bylaws of the Surviving Corporation without any modification or amendment in connection with the Merger.

            2.4.4 Directors and Officers. The directors and officers of GHC and GHAC in office as of the delivery of all documents at the Closing shall be the directors and officers of GHC and the Surviving Corporation respectively, in each case until their respective successors are duly elected or appointed and qualified.

            2.4.5 Conversion of NGM Shares. At and as of the Effective Time:

                  (i) each NGM Share (other than any Dissenting Share) shall be converted into the right to receive 0.126077 fully paid and nonassessable GHC Series C Preferred Shares (the ratio of 0.126077 GHC Series C Preferred Shares to one NGM Share is referred to herein as the "Conversion Ratio"), provided, however, that the Conversion Ratio shall be subject to equitable adjustment in the event of any (1) conversion of Existing Debt by either GHC or NGM to their common stock prior to the Effective Time, or (2) stock split, stock dividend, reverse stock split, reclassification, recapitalization, division, combination, or other event which occurs following the date of this Agreement and which results in a change in the number of GHC or NGM Shares outstanding immediately prior to the Effective Time;

                  (ii) each Dissenting Share shall be converted into the right to receive payment from GHC with respect thereto in accordance with the provisions of the New Jersey Business Corporation Act;

                  (iii) each NGM Treasury Share shall be automatically cancelled for all purposes and cease to exist, and no consideration shall be paid or payable in respect of such shares; and

                  (iv) no NGM Shares shall be deemed to remain outstanding or to have any rights other than those set forth in this Section 2.4.5.


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            2.4.6 GHAC Shares. Each and every GHAC Share issued and outstanding at and as of the Effective Time shall remain issued and outstanding.

            2.4.7 GHC Shares. Each and every GHC Share issued and outstanding at and as of the Effective Time shall remain issued and outstanding.

      2.5 Exchange Procedures, Mechanics and Related Matters.

            2.5.1 Exchange Agent and Exchange Fund. As or before the Effective Time, GHC shall deposit, or shall cause to be deposited, with a licensed attorney or law firm designated by GHC (the "Exchange Agent"), for the benefit of the NGM Stockholders, for exchange in accordance with this Section 2.5, through the Exchange Agent, (i) certificates representing the whole GHC Series C Preferred Shares issuable pursuant to Section 2.4.5(i) in exchange for outstanding NGM Shares, and (ii) cash in an amount sufficient to permit payment of cash payable in lieu of fractional GHC Series C Preferred Shares pursuant to
Section 2.5.5 (such certificates for GHC Series C Preferred Shares, together with any dividends or distributions with respect thereto, and cash, being hereinafter referred to as the "Exchange Fund"). The cash portion of the Exchange Fund shall be held in an escrow account maintained by the Exchange Agent. The Exchange Agent shall, pursuant to irrevocable instructions from GHC, deliver the GHC Series C Preferred Shares and cash contemplated to be issued pursuant to this Section 2.5.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose

            2.5.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, GHC shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding NGM Shares (other than NGM Dissenting Shares and NGM Treasury Shares) (collectively, the "NGM Certificates") (A) a letter of transmittal to be submitted by NGM Shareholders, and (B) instructions for use in effecting the surrender of the NGM Certificates by such NGM Shareholders in exchange for GHC Series C Preferred Certificates. Upon surrender of one or more NGM Certificate(s) for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such NGM Certificate(s) shall be entitled to receive in exchange therefore a GHC Series C Preferred Certificate representing the number of whole GHC Series C Preferred Shares which such holder has the right to receive in respect of NGM Shares formerly represented by such NGM Certificate(s) (after taking into account all NGM Shares then held by such NGM Shareholder), together with cash in lieu of fractional GHC Series C Preferred Shares to which such holder is entitled pursuant to Section 2.5.5, and any dividends or distribution to which such holder is entitled pursuant to Section 2.5.3, and the NGM Certificate(s) so surrendered shall immediately be canceled for all purposes. Subject to Section 2.5.7, under no circumstances shall any holder of one or more NGM Certificate(s) be entitled to receive all or any part of the GHC Series C Preferred Shares into which the NGM Shares were converted in the Merger until such holder shall have surrendered such NGM Certificate(s). In the event of a transfer of ownership of NGM Shares which is not registered in the transfer records of NGM, the GHC Series C Preferred Shares into which the NGM Shares were converted in the Merger may be paid in accordance with this Section 2.5.2 to the transferee if the NGM Certificate evidencing such NGM Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5.2, each NGM Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender a GHC Series C Preferred Certificate representing the whole number of GHC Series C Preferred Shares which such holder has the right to receive in respect of the NGM Shares formerly represented by such NGM Certificate (after taking into account all NGM Shares then held by such NGM Shareholder), together with cash in lieu of fractional GHC Series C Preferred

Shares to which such holder is entitled pursuant to Section 2.5.5, and any dividends or distribution to which such holder is entitled pursuant to Section 2.5.3.

            2.5.3 Distributions With Respect To Unexchanged GHC Series C Preferred Shares. No dividends or other distributions declared or made after the Effective Time with respect to GHC Series C Preferred Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered NGM Certificate with respect to the GHC Series C Preferred Shares evidenced thereby, until the holder of such NGM Certificate shall surrender such NGM Certificate. Subject to the effect of applicable laws, following surrender of any such NGM Certificate, there shall be paid to the holder of such NGM Certificate, in addition to the GHC Series C Preferred Shares as provided in Section 2.5.2, without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole GHC Series C Preferred Shares evidenced by such NGM Certificate.

            2.5.4 No Further Rights in NGM Shares. All GHC Series C Preferred Shares issued or paid upon conversion of the NGM Shares in accordance with the terms hereof (including any cash paid or other distributions pursuant to Sections 2.5.3 and 2.5.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such NGM Shares.

            2.5.5 No Fractional Shares. No certificates or scrip evidencing fractional GHC Series C Preferred Shares shall be issued upon the surrender for exchange of NGM Certificates, but in lieu thereof each holder of NGM shares who would otherwise be entitled to receive a fraction of a GHC Series C Preferred Share, after aggregating all GHC Series C Preferred Shares which such holder would be entitled to receive under Section 2.4.5(i), shall receive an amount equal to $0.001 multiplied by the fraction of a GHC Series C Preferred Share to which such holder would otherwise be entitled, without interest.

            2.5.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of NGM Shares for ninety (90) days after the Effective Time shall be delivered to GHC, upon demand, and any holders of NGM Shares who have not theretofore complied with this Section 2.5 shall thereafter look only to GHC for the GHC Series C Preferred Shares, any cash in lieu of fractional shares of GHC Series C Preferred Shares to which they are entitled pursuant to Section 2.5.5 and/or any dividends or other distributions to which they are entitled pursuant to Section 2.5.3.

            2.5.7 Lost Certificates. If any NGM Certificate(s) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such NGM Certificate(s) to have been lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such NGM Certificate(s), the Exchange Agent shall issue in exchange for such lost, stolen or destroyed NGM Certificate(s) the GHC Series C Preferred Shares, and unpaid dividends and distributions on GHC Series C Preferred Shares deliverable in respect thereof pursuant to this Agreement.

      2.6 Stock Transfer Books. At the Effective Time, the stock transfer books of NGM shall be closed and there shall be no further registration of transfers of shares of NGM Shares thereafter on the records of NGM. On or after the Effective Time, any NGM Certificates presented to the Exchange Agent or GHC for any reason shall be converted into the GHC Series C Preferred Shares, cash in lieu of fractional shares of GHC Series C Preferred Shares to which they are entitled pursuant to Section 2.5.5 and/or any dividends or other distributions to which they are entitled pursuant to Section 2.5.3.

      2.7 Treatment of NGM Common Stock Purchase Warrants.

            (a) All purchase warrants to acquire NGM Shares (collectively, "NGM Warrants") outstanding, whether or not exercisable, whether or not vested, and whether or not performance-based, at and as of the Effective Time under any warrant agreement, shall remain outstanding following the Effective Time. At the Effective Time, the NGM Warrants shall, by virtue of the Merger and without any further action on the part of NGM or the holders of such warrants, be assumed by GHC. From and after the Effective Time, all references to NGM in any warrant agreement shall be deemed to refer to GHC, which shall be deemed to have assumed such agreements as of the Effective Time by virtue of this Agreement and without any further action. Each NGM Warrant assumed by GHC (each, a "Substitute Warrant") shall be exercisable upon the same terms and conditions as under the original warrant agreement, except that (i) all NGM Warrants shall be exercisable for, and represent the right to acquire, that whole number of shares of GHC Common Stock (rounded up or down to the nearest whole share) equal to the number of NGM Shares subject to such NGM Warrant multiplied by 8.914 ("NGM Warrant Conversion Ratio"), provided, however, that in the event any such NGM Warrant is exercised at a time when GHC has an insufficient number of authorized but unissued shares of GHC Common Stock, the term "GHC Common Stock" in the foregoing clause shall be substituted with the term "GHC Series C Preferred Shares and the NGM Warrant Conversion Ratio shall then be 0.125077 for purposes of converting to GHC Series C Preferred Shares;" (ii) the exercise price per share of GHC Common Stock shall be an amount equal to the exercise price per NGM Share subject to such NGM Warrant in effect immediately prior to the Effective Time, provided that if an NGM Warrant is exercised for GHC Series C Preferred Shares pursuant to (i), above, then the exercise price shall be multiplied by ninety (90); and (iii) with respect to any NGM Warrant which is performance-based, the performance targets may be adjusted following the Effective Time in the good faith judgment of the GHC board of directors to fairly reflect the impact, if any, of the Transactions. No payment shall be made for fractional interests.

            (b) As soon as practicable after the Effective Time, GHC shall deliver to each holder of a formerly outstanding NGM Warrant an appropriate notice setting forth such holder's rights pursuant thereto and such NGM Warrant shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section
2.7 after giving effect to the Merger). GHC shall comply with the terms of all warrant agreements involving NGM Warrants. GHC shall take all corporate action necessary to authorize and reserve for issuance a sufficient number of shares of GHC Common Stock and GHC Series C Preferred Shares for delivery upon exercise of Substitute Warrants pursuant to the terms set forth in this Section 2.7.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NGM

      Except as set forth in the disclosure schedule annexed hereto which identifies exceptions by specific section references in this Article III (collectively, the "NGM Disclosure Schedule"), NGM hereby represents and warrants to GHC and GHAC as follows:

      3.1 Organization and Qualification; Subsidiaries. NGM is a corporation, duly organized and validly existing pursuant to the laws of the State of New Jersey, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the Transactions. As of the date hereof, NGM has no Subsidiaries, and except as set forth in Schedule 3.1, NGM does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person.

         3.2 Certificate of Incorporation and Bylaws. Copies of (a) the certificate of incorporation of NGM, and all amendments thereto to date, certified by the Secretary of NGM, and (b) the bylaws of NGM, as amended to date, certified by the Secretary of NGM are annexed hereto as Exhibits 3.2(a) and 3.2(b), respectively, and are complete and correct as of the date of this Agreement.

         3.3 Capitalization. NGM's authorized capital stock consists of 50,000,000 shares of common stock, no par value, of which 7,326,000 shares are issued and outstanding, or reserved for issuance, as of the date of this Agreement and all of which are, or will be prior to the Closing Date validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on as set forth in Schedule 3.3, as of the date hereof, there are no options, warrants or other rights, agreements or arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, NGM obligating NGM to issue or sell any shares of capital stock of, or other equity interests in, NGM. As of the date hereof, no stock option plans have been adopted by NGM and there are no outstanding contractual obligations of NGM to repurchase, redeem, or otherwise acquire any NGM Shares. Except as set forth in Schedule 3.3, NGM has not granted any registration rights with respect to any NGM Shares.

         3.4 Authority Relative To This Agreement; Binding Effect. NGM has the full corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, upon the approval of this Agreement and the Merger by the NGM Shareholders in accordance with this Agreement and the New Jersey Business Corporation Act, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by NGM and the consummation by NGM of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of NGM are necessary to authorize this Agreement or consummate the Transactions (other than, with respect to the Merger, the approval of this Agreement and the Merger by the NGM Shareholders in accordance with the New Jersey Business Corporation Act and the filing and recordation of the New Jersey Certificate of Merger with the Secretary of State of the State of New Jersey in accordance with this Agreement and the New Jersey Business Corporation Act. This Agreement has been duly and validly executed and delivered by NGM and, assuming the due authorization, execution and delivery of this Agreement by GHC and GHAC, constitutes a legal, valid and binding obligation of NGM, enforceable against NGM in accordance with its terms (except as the enforceability hereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).

         3.5 Compliance with the Law. To the Knowledge of any director or officer of NGM, and except (i) as set forth in Schedule 3.5, and (ii) for any deviations which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on NGM, the business and operations of NGM have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect NGM or its properties, assets, businesses or prospects.

         3.6 Absence of Conflicts; Required Filings and Consents.

                  (a) To the Knowledge of any director or officer of NGM, the execution and delivery of this Agreement, the transfer of the NGM Shares, and the consummation by NGM of the Transactions shall not, subject to (x) with respect to the Merger, obtaining the requisite approval of this Agreement and the Merger by the NGM Shareholders in accordance with this Agreement , the Delaware General Corporation law and the New Jersey Business Corporation Act, and (y) obtaining the consents, approvals, authorizations and permits and making the filings described in Section 3.6(b) of this Agreement and Schedule 3.6(b),
(i) conflict with or violate any provision of NGM's certificate of incorporation or bylaws, (ii) except as specified in Schedule 3.6(a)(ii), result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which NGM is a party to or by which any of its assets are bound, (iii) violate or contravene any provision of law or any governmental rule or regulation, or (iv) result in the imposition of any lien, or encumbrance upon, any property of NGM, except, in each case, for such conflicts, violations, breaches, defaults or other occurrences, which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on NGM.

                  (b) To the Knowledge of any director or officer of NGM, the execution and delivery of this Agreement by NGM does not, and the performance of this Agreement by NGM will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) pursuant to the Securities Act, state securities or "blue sky" laws ("Blue Sky Laws"), and filing and recordation of the New Jersey Certificate of Merger and the Delaware Certificate of Merger with the Secretary of State of New Jersey and Delaware, respectively, (ii) as specified in Schedule 3.6(b), and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent NGM from performing its obligations under this Agreement.

         3.7 Environmental Compliance. To the Knowledge of any director or officer of NGM, and except as may be set forth in Schedule 3.7, NGM is in compliance with all applicable environmental laws. NGM is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in NGM's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any environmental law.

         3.8 OSHA Compliance. To the Knowledge of any director or officer of NGM, and except as set forth on Schedule 3.8, NGM is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

         3.9 Financial Statements. Schedule 3.9 consists of an NGM balance sheet as of December 31, 2003 (the "Latest NGM Balance Sheet") and an NGM income statement for the year ended December 31, 2003, (together with the Latest NGM Balance Sheet, the "Latest NGM Financial Statements"). The Latest NGM Financial Statements fairly present in all material respects the financial position and results of operations as at the date thereof or in respect of the period thereof, as the case may be, subject to normal and recurring year-end adjustments which were not and are not expected, individually, or in the aggregate, to have a Material Adverse Effect on NGM.

         3.10 Undisclosed Liabilities. Except for (i) liabilities set forth on the Latest NGM Balance Sheet, and (ii) liabilities which have arisen since the date of the Latest NGM Balance Sheet in the Ordinary Course of Business (none of which have resulted from, arose out of, relate to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), as of the date hereof, NGM has no liabilities of any kind which, individually or in the aggregate, exceed one hundred thousand dollars ($100,000).

         3.11 Absence of Certain Changes or Events. Since the date of the Latest NGM Balance Sheet, except as contemplated by, or otherwise disclosed pursuant to, this Agreement, including without limitation the NGM Disclosure Schedule, and prior to the date of this Agreement, NGM has conducted itself only in the Ordinary Course of Business and, since the date of the Latest NGM Balance Sheet, there has not been (a) any event or events (whether or not covered by insurance), individually or in the aggregate, having a Material Adverse Effect on NGM, (b) any material change by NGM in its accounting methods, principles or practices, (c) any entry by NGM into any commitment or transaction material to NGM, except in the Ordinary Course of Business, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of NGM or any redemption, purchase or other acquisition of any of NGM's securities, or (e) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan.

         3.12     Tax Matters.  Except as set forth on Schedule 3.12:

                  (a) NGM has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by NGM (whether or not shown on any Tax Return) have been paid. NGM is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Governmental Authority, including without limitation the IRS, in a jurisdiction where NGM does not file Tax Returns that it is or may be subject to taxation by that jurisdiction and none of the officers or directors of NGM are aware of any reason for any such result. There are no Liens on any of the assets of NGM that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) NGM has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) No director or officer (or employee responsible for Tax matters) of NGM expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of NGM either (A) claimed or raised by any Governmental Authority, including without limitation the IRS, in writing, or (B) as to which any of the directors or officers (and employees responsible for Tax matters) of NGM has Knowledge based upon personal contact with any agent of such authority. Schedule 3.12 lists all federal, state, local, and foreign income Tax Returns filed with respect to NGM for taxable periods ended on or after December 31, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. NGM has delivered to GHC correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by NGM since December 31, 2002.

                  (d) NGM has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) NGM has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(2)(D) of the Code.

         3.13 Material Contracts. Schedule 3.13 identifies each contract which is required by its terms or is currently expected to result in the payment or receipt by NGM of more than $50,000 and which is not terminable by NGM without the payment of any penalty or fine on not more than three months' notice (each, an "NGM Material Contract") to which NGM is a party. Each NGM Material Contract is in full force and effect and is enforceable against the parties thereto (other than NGM) in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by NGM or, to the Knowledge of any officers or directors of NGM, any third party under such NGM Material Contracts. NGM has duly complied in all material respects with the provisions of each NGM Material Contract to which it is a party.

         3.14 Litigation. Except as set forth on Schedule 3.14, there are no claims, actions, or proceedings or investigations pending or to the Knowledge of any of the directors or officers of NGM, threatened, against, NGM or any officer or director of NGM in their capacity as such, whether or not covered by insurance, before any arbitrator or Governmental Authority which (a) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on NGM, or (b) seeks to and is reasonably likely to significantly delay or prevent the consummation of the Merger. Neither NGM nor any property or asset of NGM is in violation of any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect on NGM.

         3.15 Intellectual Property. Schedule 3.15 (A) (i) identifies each NGM trademark, service mark, trade name, copyright and all registrations and applications for any of the foregoing, (ii) lists each NGM patent, invention, industrial model, process, design and all registrations and applications for any of the foregoing, and (iii) identifies any NGM know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade dress, labels and logos, pertaining to any product, software or service manufactured, marketed, licensed or sold by NGM in the conduct of its business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof and which is material to the business of NGM, and (B) lists all contracts and other agreements to which NGM is a party, including those in which NGM is either a licensee or licensor, for each of the foregoing items of intellectual property (all of the foregoing collectively, the "NGM Intellectual Property"). None of NGM's affiliates, including, to the Knowledge of any of the officers or directors of NGM, any of its shareholders, has any interest (other than as a shareholder of NGM) in, owns, possesses or otherwise holds in any manner any of the NGM Intellectual Property. All patents, copyrights, trademarks, including state, federal and foreign registrations and applications, and other rights and property listed in Schedule 3.15 are valid and in full force and effect. Except as set forth on Schedule 3.15, NGM owns or has the exclusive right to use the NGM Intellectual Property in connection with the business now operated by it. NGM has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the NGM Intellectual Property, and there is no claim, action, suit or proceeding pending or, to the Knowledge of any of the officers or directors of NGM, threatened or reasonably anticipated against NGM with respect thereto. Except as set forth in Schedule 3.15, NGM is not required to pay any royalty or other amount to anyone with respect to any of the NGM Intellectual Property. To the Knowledge of the officers and directors of NGM, the NGM trademarks, service marks, trade names, trade dress, labels and logos described in Schedule 3.15 are sufficient for the conduct of its business as now conducted by it.

         3.16 Tangible Property. NGM has sufficient title to its their tangible properties and assets to conduct its business, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect on NGM.

         3.17 Employee Benefit Plans. Schedule 3.17 lists (a) all material employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of NGM (the "NGM Plans"), and (b) all written contracts and agreements relating to employment and all severance agreements with any of the directors or officers of NGM (other than, in each case, any such contract or agreement that is terminable by NGM at will without penalty or other adverse consequence) (the "NGM Employment Contracts").
Schedule 3.17 sets forth the name of each officer or employee of NGM with an annual base compensation greater than $100,000 and the annual base compensation applicable to each such officer or employee. To the extent applicable, NGM has made available to GHC a copy of each Plan, each material document prepared in connection with each Plan, and each NGM Employment Contract. None of the Plans is a multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Plan has been operated in accordance with its terms and the requirements of applicable law except where the failure to so operate would not have a Material Adverse Effect on NGM. NGM has not incurred any direct or indirect material liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Plan or other retirement plan or arrangement and, as of the date hereof, no fact exists or event has occurred that would reasonably be expected to give rise to any such liability. Except as set forth in Schedule 3.17, no Plan is or has been covered by Title IV of ERISA or Section 412 of the Code.

         3.18 Broker. No Person, including without limitation any registered broker-dealer, investment banker, finder, business broker, or financial advisor, shall be entitled to any brokerage, finder's, or other fee or commission in connection with the consummation of the Merger.

         3.19 Parachute Payments. NGM has not entered into any agreement that would result in the making of "parachute payments", as defined in Section 280G of the Code, to any Person.

         3.20 Insurance. All material assets and risks of NGM are covered by valid and currently effective insurance policies in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of NGM.

         3.21 Board Recommendation. At a meeting duly called and held in compliance with the New Jersey Business Corporation Act, the board of directors of NGM has adopted a resolution (i) approving the Merger, based on a determination that the Merger is fair to the holders of NGM Shares and is in the best interests of such NGM Shareholders, and (ii) approving this Agreement and the Transactions and recommending approval of this Agreement and the Transactions by the NGM Shareholders. A certified copy of such resolution is annexed hereto as Exhibit 3.21 and made a part hereof.

         3.22 Change in Control. NGM is not a party to any contract, agreement or understanding that contains a "change in control", "potential change in control" or similar provision, which, as a result of the consummation of the Transactions will (either alone or upon the occurrence of any additional acts or events) result in (i) any payment (whether of severance pay or otherwise) becoming due from NGM to any Person, or (ii) the acceleration of any obligations under such contract, agreement or understanding.

         3.23 Complete Disclosure. To the Knowledge of any of the officers or directors of NGM, no representation or warranty of NGM which is contained in this Article III of this Agreement, or in a writing furnished pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. To the Knowledge of any of the officers or directors of NGM, there is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of NGM which is likely to have a Material Adverse Effect on NGM which is not otherwise disclosed in this Agreement.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF GHC AND GHAC

         Except as set forth in the disclosure schedule annexed hereto which identifies exceptions by specific section references in this Article IV (collectively, the "GHC Disclosure Schedule"), GHC and GHAC, jointly and severally, hereby represent and warrant to NGM as follows:

         4.1 Organization and Qualification; Subsidiaries. Each of GHC and its Subsidiaries, a complete list of which is set forth on Schedule 4.1, are corporations, duly organized and validly existing pursuant to the laws of the respective states of incorporation, with all requisite power and authority to carry on their business as presently conducted in all jurisdictions where presently conducted. Each of GHC and GHAC have all requisite power and authority to enter into this Agreement and to consummate the Transactions. Except as set forth in Schedule 4.1 or in any previous filings with the SEC under the Securities Exchange Act, neither GHC nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person.

         4.2 Certificate of Incorporation and Bylaws. Copies of (a) the certificate of incorporation of GHC, and all amendments thereto to date, certified by the Secretary of GHC, and (b) the bylaws of GHC, as amended to date, certified by the Secretary of GHC are annexed hereto as Exhibits 4.2(a) and 4.2(b), respectively, and are complete and correct as of the date of this Agreement. Copies of (a) the certificate of incorporation of GHAC, and all amendments thereto to date, certified by the Secretary of GHAC, and (b) the bylaws of GHAC, as amended to date, certified by the Secretary of GHAC are annexed hereto as Exhibits 4.2(c) and 4.2(d), respectively, and are complete and correct as of the date of this Agreement. Neither GHC nor GHAC is in violation of any provision of its respective certificates of incorporation or bylaws, except as stated in Schedule 4.2.

         4.3 Capitalization. GHC's authorized capital stock consists of 40,000,000 shares of common stock, $.001 par value ("GHC Common Stock"), and 10,000,000 shares of blank-check serial preferred stock, $.001 par value per share ("GHC Preferred Stock"). As of the date hereof, (a) 42,968,141 shares of GHC Common Stock were issued and outstanding (or otherwise reserved for issuance upon certain contemplated post-Closing debt-to-equity conversions), all of which were validly issued, fully paid and nonassessable, and not subject to preemptive rights, (b) -0- shares of GHC Common Stock were held in the treasury of GHC, (c) -0- shares of GHC Common Stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights pursuant to GHC's stock option plan, and (d) 225,029 shares of GHC Preferred Stock were outstanding. The outstanding GHC Preferred Stock consists exclusively of Series A Convertible Stock having those rights, preferences and privileges as specifically set forth in Schedule 4.3(a). The authorized capital stock of GHAC consists of 1,000 shares of common stock, of which, as of the date of this Agreement, 100 shares are issued and outstanding and held by GHC. Except as contemplated by this Agreement and as set forth in Schedule 4.3(b), as of the date hereof, there are no options, warrants or other rights, agreements or arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, GHC obligating GHC to issue or sell any shares of capital stock of, or other equity interests in, GHC or any Subsidiary thereof, including GHAC (each, a "GHC Subsidiary"), obligating GHC or any GHC Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, GHC or any GHC Subsidiary. Between April 1, 2005 and the date of this Agreement, no shares of GHC Common Stock have been issued, except pursuant to the options, warrants or other rights, agreements, arrangements and commitments set forth in Schedule 4.3(c), in each case, in accordance with their respective terms. There are no outstanding contractual obligations of GHC or any GHC Subsidiary to repurchase, redeem or otherwise acquire any shares of GHC Common Stock, or any capital stock of, or any equity interests in, any GHC Subsidiary. Except as set forth in
Schedule 4.3(d), GHC has not granted any registration rights with respect to any GHC capital stock.

         4.4 Authority Relative To This Agreement; Binding Effect. Each of GHC and GHAC have the full corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of GHC and GHAC and the consummation by each of GHC and GHAC of the

Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of GHC or GHAC are necessary to authorize this Agreement or consummate the Transactions (other than, with respect to the Merger, the filing and recordation of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware in accordance with this Agreement and the Delaware General Corporation Law. This Agreement has been duly and validly executed and delivered by each of GHC and GHAC and, assuming the due authorization, execution and delivery of this Agreement by NGM, constitutes a legal, valid and binding obligation of each of GHC and GHAC, enforceable against each of GHC and GHAC in accordance with its terms (except as the enforceability hereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).

         4.5 Compliance with the Law. To the Knowledge of any director or officer of both GHC and GHAC, and except (i) as set forth in Schedule 4.5, and
(ii) for any deviations which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on GHC, the business and operations of GHC have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect GHC or its properties, assets, businesses or prospects.

         4.6 Absence of Conflicts; Required Filings and Consents.

                  (a) To the Knowledge of any director or officer of GHC, the execution and delivery of this Agreement, the issuance of the GHC Series C Preferred Shares, and the consummation by each of GHC and GHAC of the Transactions shall not, subject to obtaining the consents, approvals, authorizations and permits and making the filings described in Section 4.6(b) of this Agreement and Schedule 4.6(b), (i) conflict with or violate any provision of GHC's certificate of incorporation or bylaws, (ii) except as specified in
Schedule 4.6(a)(ii), result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which GHC is a party to or by which any of its assets are bound, (iii) violate or contravene any provision of law or any governmental rule or regulation, or (iv) result in the imposition of any lien, or encumbrance upon, any property of GHC, except, in each case, for such conflicts, violations, breaches, defaults or other occurrences, which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on GHC.

                  (b) To the Knowledge of any director or officer of GHC, the execution and delivery of this Agreement by GHC does not, and the performance of this Agreement by GHC will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) pursuant to the Securities Act, Blue Sky Laws, and filing and recordation of the New Jersey Certificate of Merger and the Delaware Certificate of Merger with the Secretary of State of New Jersey and Delaware, respectively, (ii) as specified in Schedule 4.6(b), and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent GHC from performing its obligations under this Agreement.

         4.7 Environmental Compliance. To the Knowledge of any director or officer of GHC, and except as may be set forth in Schedule 4.7, GHC is in compliance with all applicable environmental laws. GHC is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in GHC's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any environmental law.

         4.8. OSHA Compliance. To the Knowledge of any director or officer of GHC, and except as set forth on Schedule 4.8, GHC is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

         4.9 Financial Statements. Schedule 4.9 consists of a GHC consolidated balance sheet as of December 31, 2003 (the "Latest GHC Balance Sheet") and a GHC consolidated income statement for the year ended December 31, 2003 (together with the Latest GHC Balance Sheet, the "Latest GHC Financial Statements"). The Latest GHC Financial Statements fairly present in all material respects the financial position and results of operations as at the date thereof or in respect of the period thereof, as the case may be, subject to normal and recurring year-end adjustments which were not and are not expected, individually, or in the aggregate, to have a Material Adverse Effect on GHC.

         4.10 Undisclosed Liabilities. Except for (i) liabilities set forth on the Latest GHC Balance Sheet, and (ii) liabilities which have arisen since the date of the Latest GHC Balance Sheet in the Ordinary Course of Business (none of which have resulted from, arose out of, relate to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), as of the date hereof, GHC has no liabilities of any kind which, individually or in the aggregate, exceed one hundred thousand dollars ($100,000).

         4.11 Absence of Certain Changes or Events. Since the date of the Latest GHC Balance Sheet, except as contemplated by, or otherwise disclosed pursuant to, this Agreement, or included in the capitalization reflected in Section 4.2 hereof, including without limitation the GHC Disclosure Schedule, and prior to the date of this Agreement, GHC has conducted itself only in the Ordinary Course of Business and, since the date of the Latest GHC Balance Sheet, there has not been (a) any event or events (whether or not covered by insurance), individually or in the aggregate, having a Material Adverse Effect on GHC, (b) any material change by GHC in its accounting methods, principles or practices, (c) any entry by GHC into any commitment or transaction material to GHC or any of its Subsidiaries, except in the Ordinary Course of Business, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of GHC or any redemption, purchase or other acquisition of any of GHC's securities, or (e) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan.

         4.12 Tax Matters. Except as set forth on Schedule 4.12:

                  (a) Each of GHC and its Subsidiaries has filed all Tax Returns required to have been filed. All such Tax Returns were correct and complete in all respects. All Taxes owed by GHC or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. GHC is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Governmental Authority, including without limitation the IRS, in a jurisdiction where GHC does not file Tax Returns that it is or may be subject to taxation by that jurisdiction and none of the officers or directors of GHC are aware of any reason for any such result. There are no Liens on any of the assets of GHC that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) GHC and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) No director or officer (or employee responsible for Tax matters) of GHC or any of its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of GHC or any of its Subsidiaries either (A) claimed or raised by any Governmental Authority, including without limitation the IRS, in writing, or (B) as to which any of the directors or officers (and employees responsible for Tax matters) of GHC has Knowledge based upon personal contact with any agent of such authority. Schedule
4.12 lists all federal, state, local, and foreign income Tax Returns filed with respect to GHC and each of its Subsidiaries for taxable periods ended on or after December 31, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. GHC has delivered to NGM correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by GHC or any of its Subsidiaries since December 31, 2002.

                  (d) GHC has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) GHC has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a)(2)(D) of the Code.

         4.13 Material Contracts. Schedule 4.13 identifies each contract which is required by its terms or is currently expected to result in the payment or receipt by GHC of more than $50,000 and which is not terminable by GHC without the payment of any penalty or fine on not more than three months' notice (each, a "GHC Material Contract") to which GHC is a party. Each GHC Material Contract is in full force and effect and is enforceable against the parties thereto (other than GHC) in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by GHC or, to the Knowledge of any officers or directors of GHC, any third party under such GHC Material Contracts. GHC has duly complied in all material respects with the provisions of each GHC Material Contract to which it is a party.

         4.14 Litigation. Except as set forth on Schedule 4.14, there are no claims, actions, or proceedings or investigations pending or to the Knowledge of any of the directors or officers of GHC, threatened, against, GHC or any officer or director of GHC in their capacity as such, whether or not covered by insurance, before any arbitrator or Governmental Authority which (a) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on GHC, or (b) seeks to and is reasonably likely to significantly delay or prevent the consummation of the Merger. Neither GHC nor any property or asset of GHC is in violation of any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect on GHC.

         4.15. Intellectual Property. Schedule 4.15 (A) (i) identifies each GHC trademark, service mark, trade name, copyright and all registrations and applications for any of the foregoing, (ii) lists each GHC patent, invention, industrial model, process, design and all registrations and applications for any of the foregoing, and (iii) identifies any GHC know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade dress, labels and logos, pertaining to any product, software or service manufactured, marketed, licensed or sold by GHC in the conduct of its business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof and which is material to the business of GHC, and (B) lists all contracts and other agreements to which GHC is a party, including those in which GHC is either a licensee or licensor, for each of the foregoing items of intellectual property (all of the foregoing collectively, the "GHC Intellectual Property"). None of GHC's affiliates, including, to the Knowledge of any of the officers or directors of GHC, any of its shareholders, has any interest (other than as a shareholder of GHC) in, owns, possesses or otherwise holds in any manner any of the GHC Intellectual Property. All patents, copyrights, trademarks, including state, federal and foreign registrations and applications, and other rights and property listed in Schedule 4.15 are valid and in full force and effect. Except as set forth on Schedule 4.15, GHC owns or has the exclusive right to use the GHC Intellectual Property in connection with the business now operated by it. GHC has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the GHC Intellectual Property, and there is no claim, action, suit or proceeding pending or, to the Knowledge of any of the officers or directors of GHC, threatened or reasonably anticipated against GHC with respect thereto. Except as set forth in Schedule 4.15, GHC is not required to pay any royalty or other amount to anyone with respect to any of the GHC Intellectual Property. To the Knowledge of the officers and directors of GHC, the GHC trademarks, service marks, trade names, trade dress, labels and logos described in Schedule 4.15 are sufficient for the conduct of its business as now conducted by it.

         4.16 Tangible Property. GHC and each of its Subsidiaries has sufficient title to their tangible properties and assets to conduct their respective businesses, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect on GHC.

         4.17 Employee Benefit Plans. Schedule 4.17 lists (a) all material employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of GHC or any of its Subsidiaries (the "GHC Plans"), and (b) all written contracts and agreements relating to employment and all severance agreements with any of the directors or officers of GHC or any of its Subsidiaries (other than, in each case, any such contract or agreement that is terminable by GHC or its Subsidiary at will without penalty or other adverse consequence) (the "GHC Employment Contracts").
Schedule 4.17 sets forth the name of each officer or employee of GHC with an annual base compensation greater than $100,000 and the annual base compensation applicable to each such officer or employee. GHC has made available to NGM a copy of each Plan, each material document prepared in connection with each Plan, and each GHC Employment Contract. None of the Plans is a multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Plan has been operated in accordance with its terms and the requirements of applicable law except where the failure to so operate would not have a Material Adverse Effect on GHC. GHC has not incurred any direct or indirect material liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Plan or other retirement plan or arrangement and, as of the date hereof, no fact exists or event has occurred that would reasonably be expected to give rise to any such liability. Except as set forth in Schedule 4.17, no Plan is or has been covered by Title IV of ERISA or Section 412 of the Code.

         4.18 Reporting Company. Since at least 2002, the GHC Common Stock has been registered under Section 12 of the Exchange Act, and GHC has been required to file reports with the SEC under Section 13 of the Exchange Act. Except as set forth on Schedule 4.18, GHC has filed all reports that it is required to fulfill its reporting obligations. All GHC SEC reports filed to date, including filings under the Securities Act (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No GHC Subsidiary is currently required to file any form, report or other document with the SEC under Section 12 of the Exchange Act.

         4.19 Broker. No Person, including without limitation any registered broker-dealer, investment banker, finder, business broker, or financial advisor, shall be entitled to any brokerage, finder's, or other fee or commission in connection with the consummation of the Merger.

         4.20 Parachute Payments. GHC has not entered into any agreement that would result in the making of "parachute payments", as defined in Section 280G of the Code, to any Person.

         4.21 Insurance. None of the material assets and risks of GHC are covered by valid and currently effective insurance policies.

         4.22 Board Recommendation. At a meeting duly called and held in compliance with the Delaware General Corporation Law, the board of directors of GHC has adopted a resolution (i) approving the Merger, based on a determination that the Merger is fair to and in the best interests of GHC Shareholders, and
(ii) approving this Agreement and the Transactions and recommending approval of this Agreement and the Transactions by the GHC Shareholders. A certified copy of such resolution is annexed hereto as Exhibit 4.22(a) and made a part hereof. At a meeting duly called and held in compliance with the Delaware General Corporation Law, the board of directors of GHAC has adopted a resolution (i) approving the Merger, based on a determination that the Merger is fair to and in the best interests of the sole shareholder of GHAC, and (ii) approving this Agreement and the Transactions and recommending approval of this Agreement and the Transactions by the sole shareholder of GHAC. A certified copy of such resolution is annexed hereto as Exhibit 4.22(b) and made a part hereof.

         4.23 Change in Control. GHC is not a party to any contract, agreement or understanding that contains a "change in control", "potential change in control" or similar provision, which, as a result of the consummation of the Transactions will (either alone or upon the occurrence of any additional acts or events) result in (i) any payment (whether of severance pay or otherwise) becoming due from GHC to any Person, or (ii) the acceleration of any obligations under such contract, agreement or understanding.

         4.24 Complete Disclosure. To the Knowledge of any of the officers or directors of GHC, no representation or warranty of GHC which is contained in this Article IV of this Agreement, or in a writing furnished pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. To the Knowledge of any of the officers or directors of GHC, there is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of GHC which is likely to have a Material Adverse Effect on GHC which is not otherwise disclosed in this Agreement.

                                    ARTICLE V

                         AGREEMENTS PENDING THE CLOSING

         5.1 Mutual Covenants.

                  5.1.1 Best Efforts. Each of the Parties shall use its best efforts to perform or satisfy each covenant or condition to be performed or satisfied by each of them before and after the Closing Date.

                  5.1.2 Notice of Developments and Updates. Each of the Parties shall give prompt written notice to the other Parties hereto to of any act, event or occurrence which may cause or constitute a breach of any of its own representations and warranties in Articles 3, 4, or 5 of this Agreement.

                  5.1.3 No Public Announcement. None of the Parties hereto shall, without the prior written approval of each of the other Parties, issue any press release or make any other public announcement or communicate with any customer, competitor or supplier of the other Parties concerning the Transactions, except as and to the extent required by law (which determination shall be made by such Party based upon the advice of its counsel), in which event the other Party shall be advised and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

         5.2 Conduct of NGM's Business Prior to the Closing Date. Between the date of this Agreement and the Closing Date, NGM shall carry on in the Ordinary Course of Business and in the same manner as heretofore conducted and shall preserve intact the existing business organization of NGM, and use its best efforts to (i) keep available to NGM the services of NGM's present officers and employees, (ii) maintain all of NGM's properties in their present condition (ordinary wear and tear excepted), (iii) maintain insurance policies with respect to NGM's business and properties consistent with current practice, and
(iv) maintain NGM's rights and franchises. Without the prior written consent of GHC, NGM shall not:

                  (i) make any change in the certificate of incorporation or bylaws of NGM;

                  (ii) authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock;

                  (iii) conduct NGM in any manner other than in the Ordinary Course of Business;

                  (iv) take any action or omit to do any act which would cause the representations or warranties of NGM contained herein to be untrue or incorrect in any material respect;

                  (v) hire any employee other than in the Ordinary Course of Business;

                  (vi) except for liabilities incurred and obligations under contracts entered into in the Ordinary Course of Business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

                  (vii) declare or make any payment or distribution to the NGM Stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

                  (viii) mortgage, pledge or subject to Lien, charge or any other encumbrance, any asset, whether tangible or intangible, of NGM, except for those encumbrances which are set forth in Schedule 5.2(viii);

                  (ix) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the Ordinary Course of Business;

                  (x) take any action or omit to do any act which would cause the representations or warranties of GHC contained herein to be untrue or incorrect in any material respect;

                  (xi) commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is identified in the NGM Disclosure Schedule; or

                  (xii) commit any other act or omit to do any other act which individually or in the aggregate would have a Material Adverse Effect on NGM.

         5.3 Conduct of GHC Business Prior to the Closing Date. Between the date of this Agreement and the Closing Date, GHC shall carry on in the Ordinary Course of Business and in the same manner as heretofore conducted and shall preserve intact the existing business organization of GHC, and use its best efforts to (i) keep available to GHC the services of GHC present officers and employees, (ii) preserve GHC relationships, if any, with customers, suppliers and others having business dealings with GHC, to the end that its goodwill and ongoing business shall not be materially impaired on the Closing Date, (iii) maintain all of GHC's properties in their present condition (ordinary wear and tear excepted), (iii) maintain insurance policies with respect to GHC's business and properties consistent with current practice, and (iv) maintain GHC's rights and franchises. Without the prior written consent of NGM, GHC shall not:

                  (i) make any change in the certificate of incorporation or bylaws of GHC or GHAC;

                  (ii) conduct GHC in any manner other than in the Ordinary Course of Business;

                  (iii) authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock of either GHC or GHAC; provided, however, that it shall be permitted to authorize the GHC Series C Preferred Shares;

                  (iv) pay any accrued and unpaid compensation, nor increase the compensation payable to, or to become payable by GHC to any officer, director or employee or make any bonus, insurance, pension, or other benefit plan, payment or arrangement to or with any officer, director or employee;

                  (v) hire any employee other than in the Ordinary Course of Business;

                  (vi) except for liabilities incurred and obligations under contracts entered into in the Ordinary Course of Business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

                  (vii) declare or make any payment or distribution to its shareholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock, except pursuant to the terms and conditions of this Agreement;

                  (viii) mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of GHC, except for those encumbrances which are set forth in Schedule 5.3(viii);

                  (ix) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets;

                  (x) take any action or omit to do any act which would cause the representations or warranties of GHC contained herein to be untrue or incorrect in any material respect;

                  (xi) commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is identified in the GHC Disclosure Schedule; or

                  (xii) commit any other act or omit to do any other act which would have a Material Adverse Effect on GHC.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 Tax Clearance. To the extent not already completed as of the execution of this Agreement, as soon as practicable following the execution of this Agreement, NGM shall prepare and submit to the State of New Jersey Division of Tax Corporate Services an application for tax clearance on Form A-5088-TC in relation to the Merger, a form of which is annexed hereto as Exhibit 6.1, and shall thereafter respond in a reasonably prompt manner to all inquiries and/or requests from the State of New Jersey Division of Tax Corporate Services in connection therewith as may be reasonably required to cause such application to be granted.

         6.2 Current Report on Form 8-K. GHC agrees to file with the SEC a current report under Item 1.01 on SEC Form 8-K within four (4) days of the execution of this Agreement in relation to the entry into this Agreement. GHC represents, warrants and agrees that such 8-K report shall not contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading.

         6.3 NGM Proxy Statement; GHC Disclosure Information.

                  (a) As promptly as practicable after the execution of this Agreement, (i) NGM shall distribute to the NGM Shareholders a shareholders' questionnaire in the form annexed hereto as Exhibit 6.3(a) (the "NGM Shareholders' Questionnaire"), and thereafter use its reasonable best efforts to obtain such NGM Shareholders' Questionnaires back from the NGM Shareholders completed and executed, (ii) GHC shall prepare the substantive contents of a confidential private offering memorandum containing such disclosure and related information, including without limitation appropriate GHC financial statements, as shall be required based on the qualification of the NGM Shareholders (as determined from the completed NGM Shareholders' Questionnaires) to qualify the offering of the Series C Preferred Shares to the NGM Shareholders as part of the Merger under one or both of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as well as applicable blue sky laws (the "GHC Disclosure Information"), and (iii) NGM shall prepare a proxy statement to be distributed to NGM Shareholders for purposes of voting on the Merger at special meeting of NGM Shareholders call for such purpose (the "NGM Shareholders' Meeting") and which shall comply in all respects with applicable requirements under the New Jersey Business Corporation Act, and which shall include, in a format to be determined in the reasonable discretion of NGM, all of the GHC Disclosure Information (the "Proxy Statement"). As promptly as practicable after completion of the Proxy Statement, NGM shall cause the Proxy Statement to be mailed to the NGM Shareholders. The Proxy Statement shall include the recommendation of the NGM board of directors in favor of the Merger, unless otherwise necessary due to the applicable fiduciary duties of the directors of NGM, as determined by such directors in good faith after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel).

                  (b) GHC represents, warrants and agrees that the GHC Disclosure Information shall not, at (i) the time provided, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to NGM Shareholders, (iii) the time of the NGM Shareholders' Meeting, and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance relating to GHC or any GHC Subsidiary, or their respective officers or directors, should be discovered by GHC which should be set forth in an amendment or a supplement to the Proxy Statement, GHC shall promptly inform NGM.

                  (c) NGM, GHC and GHAC each hereby agree to cooperate and to use all reasonable efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the Parties in connection with the preparation of any and all information required, as determined after consultation with each Party's counsel, to be disclosed by applicable securities laws in the Proxy Statement.

         6.4 NGM Shareholder Meeting. NGM shall call and hold the NGM Shareholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger. The board of directors of NGM shall use its best efforts to solicit from the NGM Shareholders proxies in favor of the approval of the Merger, and shall take all other action reasonably necessary or advisable to secure the vote or consent of NGM Shareholders required by the New Jersey Business Corporation Act to obtain such approvals, unless otherwise necessary and mandatory under the applicable fiduciary duties of the directors of NGM, as determined by its directors in good faith after consultation with independent legal counsel.

         6.5 Designation of GHC Series C Preferred Shares. As promptly as practicable after the execution of this Agreement, the board of directors of GHC shall approve and file with the Secretary of State of the State of Delaware an amendment to the GHC certificate of incorporation containing a certificate of designations for the GHC Series C Preferred Shares in the form annexed hereto as
Exhibit 6.5 (the "GHC Series C Preferred Certificate of Designations").

         6.6 Schedule 14(f) Information Statement. GHC agrees to prepare and file with the SEC, and mail to GHC Shareholders as required in accordance with applicable law, a Schedule 14(f) information statement relative to the proposed change of management contemplated by the Transactions at least ten (10) days prior to the Closing Date.

         6.7 Appropriate Action; Consents; Filings.

                  (a) Each of NGM, GHC and GHAC shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or required to be taken by any Governmental Authority or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by GHC or NGM or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the rules and regulations of the NASD, (C) the New Jersey Business Corporation Act, (D) the Delaware General Corporation Law, and (E) any other applicable law; provided, however, that GHC and NGM shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing Party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. NGM and GHC shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement.

                  (b) (i) Each of GHC and the NGM shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents (including those set forth in Schedule 6.7(b)
(A) necessary to consummate the Transactions, (B) disclosed or required to be disclosed in the NGM Disclosure Schedule or the GHC Disclosure Schedule, or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time.

                           (ii) In the event that GHC or NGM shall fail to
obtain any third party consent described in Subsection 6.3(b)(i) above, it shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon NGM and GHC, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                  (c) From the date of this Agreement until the Effective Time, each Party shall promptly notify the other Parties of any pending, or to the best Knowledge of the first Party, threatened, action, proceeding or investigation by or before any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with the Merger or the conversion of the NGM Shares into GHC Series C Preferred Shares pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of GHC or, to the Knowledge of such first Party, any GHC Subsidiary to own or operate all or any portion of the businesses or assets of NGM, which in either case is reasonably likely to have a Material Adverse Effect on NGM prior to the Effective Time, or a Material Adverse Effect on GHC and the GHC Subsidiaries (including the Surviving Corporation) after the Effective Time.

         6.8 Further Assurances. At any time and from time to time, each Party agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time.

                                   ARTICLE VII

                              CONDITIONS OF CLOSING

         7.1 Conditions to GHC Obligation to Close. The obligation of GHC to close the Transactions shall be subject to the following conditions:

                  (i) Representations and Warranties of NGM; Officer's Certificate. To the Knowledge of the officers and directors of NGM, the representations and warranties of NGM set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the Transactions and NGM shall have delivered to GHC a certificate signed by the Chief Executive Officer of NGM and dated the Closing Date to such effect.

                  (ii) Performance of Obligations of NGM. NGM shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date and NGM shall have delivered to GHC a certificate signed by the Chief Executive Officer of NGM and dated the Closing Date to such effect;

                  (iii) No Adverse Change. There shall not have occurred any Material Adverse Change since the date of this Agreement and NGM shall have delivered to GHC a certificate signed by the Chief Executive Officer of NGM and dated the Closing Date to such effect.

                  (iv) Tax Clearance. NGM shall have obtained tax clearance for the Merger from the State of New Jersey.

                  (v) Statutory Requirements. Any statutory requirement for the valid consummation by NGM of the Transactions shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by NGM of the Transactions and to permit the business presently carried on by NGM to continue unimpaired following the Closing Date, shall have been obtained, and NGM shall have delivered to GHC a certificate signed by the Chief Executive Officer of NGM and dated the Closing Date to such effect.

                  (vi) No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other Governmental Authority to restrain or prohibit the Transactions and NGM shall have delivered to GHC a certificate signed by the Chief Executive Officer of NGM and dated the Closing Date to such effect.

                  (vii) Opinion of Counsel. GHC shall have received from counsel to NGM an opinion in form and substance as set forth in Exhibit 7.1(vii) annexed hereto, addressed to GHC, and dated as of the Closing Date.

         7.2 Conditions to NGM Obligation to Close. The obligation of NGM to close the Transactions shall be subject to the following conditions:

                  (i) Representations and Warranties of GHC; Officer's Certificate. To the Knowledge of the officers and directors of GHC, the representations and warranties of GHC set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the Transactions and GHC shall have delivered to NGM a certificate signed by the Chief Executive Officer of GHC and dated the Closing Date to such effect.

                  (ii) Performance of Obligations of GHC. GHC shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date and GHC shall have delivered to NGM a certificate signed by the Chief Executive Officer of GHC and dated the Closing Date to such effect.

                  (iii) No Adverse Change. There shall not have occurred any Material Adverse Change since the date of this Agreement and GHC shall have delivered to NGM a certificate signed by the Chief Executive Officer of GHC and dated the Closing Date to such effect.

                  (iv) Statutory Requirements. Any statutory requirement for the valid consummation by GHC of the Transactions shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by GHC of the Transactions and to permit the business presently carried on by GHC to continue unimpaired following the Closing Date, shall have been obtained and GHC shall have delivered to NGM a certificate signed by the Chief Executive Officer of GHC and dated the Closing Date to such effect.

                  (v) No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other Governmental Authority to restrain or prohibit the Transactions and GHC shall have delivered to NGM a certificate signed by the Chief Executive Officer of GHC and dated the Closing Date to such effect.

                  (vi) Consents Under Agreements. GHC shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Transactions, and NGM shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Transactions and GHC shall have delivered to NGM a certificate signed by the Chief Executive Officer of GHC and dated the Closing Date to such effect;

                  (vii) Tax Clearance. NGM shall have obtained tax clearance for the Merger from the State of New Jersey.

                  (viii) NGM Shareholder Approval. The Merger shall have received the Requisite NGM Shareholder Approval.

                  (ix) Designation of GHC Series C Preferred Shares. GHC shall have duly filed the designation of the GHC Series C Preferred Shares with the Department of State of the State of Delaware.

                  (x) GHC Officer and Director Resignations. Resignations shall have been submitted to GHC, effective as of the Closing, from each of the incumbent officers and all but two (2) of the incumbent directors of GHC and its Subsidiaries.

                  (xi) GHC Board Seat Vacancies Filled. GHC shall have delivered a Unanimous Written Consent of its Board of Directors naming each of Jeffrey D. Randol, Kenneth A. Green and Dan Galusha to fill existing vacancies on the GHC Board of Directors, each of which shall serve in such capacity until their respective successors are duly elected or appointed and qualified, or until they resign or otherwise cease to hold such seats.

                  (xii) Employment Agreements. GHC shall have delivered executed originals of each of the executive employment agreements between GHC and Jeffrey
D. Randol, Daryl Jurbala, and Wayne Cluff in the forms annexed hereto as Exhibits 7.2(xii-1), 7.2(xii-2), and 7.2(xii-3), respectively, in each case dated as of the Closing Date.

                  (xiii) Opinion of Counsel. NGM shall have received from counsel to GHC an opinion in form and substance as set forth in Exhibit 7.2(xiii) annexed hereto, addressed to NGM, and dated as of the Closing Date.

                                  ARTICLE VIII

                                    REMEDIES

         8.1 Survival of Representations, Warranties and Covenants. All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive the Closing Date hereof (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing), and shall continue in full force and effect for two (2) years after the Closing Date (subject to any applicable statutes of limitations), it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and assigns.

         8.2 Equitable Relief.

                  A. NGM acknowledges that GHC shall be irreparably damaged if this Agreement is not consummated. Therefore, in the event of any breach by NGM of its obligation to consummate the Merger, GHC shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to:
(i) post a bond or other security, (ii) to prove any actual damage, or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which GHC may have for damages or otherwise.

                  B. GHC acknowledges that NGM shall be irreparably damaged if this Agreement is not consummated. Therefore, in the event of any breach by GHC of its obligation to consummate the Merger, NGM shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to:
(i) post a bond or other security, (ii) to prove any actual damage, or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which GHC may have for damages or otherwise.

         8.3 Indemnification.

                  8.3.1 Indemnification by NGM. In order to induce GHC to enter into and perform this Agreement, NGM does hereby indemnify, protect, defend and save and hold harmless GHC and GHAC and each of its shareholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (each, a "GHC Indemnified Party"), from and against any (i) loss resulting to any of them from any material loss, liability, cost, damage, or expense which the GHC Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by NGM of the representations, warranties and covenants set forth in this Agreement, or
(ii) any claims including, but not limited to shareholder appraisal rights pursuant to the applicable provisions of the New Jersey Business Corporation Act, made by any NGM Shareholder.

                  8.3.2 Indemnification by GHC, GHAC and Surviving Corporation. In order to induce NGM to enter into and perform this Agreement, GHC, GHAC and the Surviving Corporation hereby jointly and severally indemnify, protect, defend and save and hold harmless NGM and each of its shareholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing (each, an "NGM Indemnified Party"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the NGM Indemnified Party may suffer, sustain or incur arising out of or due to a breach by GHC and/or GHAC and/or Surviving Corporation of the representations, warranties and covenants set forth in this Agreement.

                  8.3.3 Reasonable Costs, Etc. The indemnification provision which is set forth in this Article XIII shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

                  8.3.4 Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation (each, a "Claim") is brought against either an NGM Indemnified Party or a GHC Indemnified Party (collectively, an "Indemnified Party") for which such Indemnified Party intends to seek indemnity from the other party (the "Indemnifying Party"), then the Indemnified Party within twenty-one (21) days after such Indemnified Party's receipt of the Claim, shall notify the Indemnifying Party which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the "Claim Notice"). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice (such notice to control the defense is hereinafter referred to as the "Defense Notice"). The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article VIII except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall not settle the Claim. If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided, however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement. Notwithstanding the foregoing provisions of this Article VIII of this Agreement, as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article VIII of this Agreement, the Indemnifying Party shall execute an agreement acknowledging its liability for indemnification pursuant to this Article VIII of this Agreement. Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Method of Termination. This Agreement shall only be terminated by the mutual written consent of each of GHC and NGM.

         9.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1 of this Agreement, this Agreement shall become null and void and shall have no further effect, and no Party shall have any liability with respect to this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Construction. Each of the Parties hereto hereby further acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the development of this Agreement and this Agreement shall not, therefore, be construed more strictly against any Party responsible for its drafting regardless of any presumption or rule requiring construction against the Party whose attorney drafted this agreement.

         10.2 Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.3 Enforceability. If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

         10.4 Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested, and (b) first class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

                  If to NGM:            NGM-TEC, INC.
                                        270 Union Square Drive
                                        New Hope, PA  18938
                                        Att:  Jeffrey D. Randol, CEO
                                        Facsimile No.: (215) 862-1180

                                        with a copy to:

                                        M.M. Membrado, PLLC 115 East 57th
                                        Street, 10th Floor New York, NY
                                        10022 Att: Michael M. Membrado
                                        Facsimile No.: (646)486-9771

                  If to GHC:            Graphco Holdings Corp.
                                        c/o Mintz & Fraade, P.C.
                                        488 Madison Avenue
                                        New York, NY 10022
                                        Att:     Alan Fraade
                                                 Edward C. Kramer, Of Counsel

                                        with a copy to:

                                        Mintz & Fraade, P.C.
                                        488 Madison Avenue
                                        New York, NY 10022
                                        Att:     Alan Fraade
                                                 Edward C. Kramer, Of Counsel

                  If to GHAC:           Graphco Holdings Corp.
                                        c/o Mintz & Fraade, P.C.
                                        488 Madison Avenue
                                        New York, NY 10022
                                        Att:     Alan Fraade
                                                 Edward C. Kramer, Of Counsel
                                        with a copy to:

                                        Mintz & Fraade, P.C.
                                        488 Madison Avenue
                                        New York, NY 10022
                                        Att:     Alan Fraade
                                                 Edward C. Kramer, Of Counsel

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing by certified mail is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile, if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given.

         10.5 Governing Law; Disputes. This Agreement shall in all respects be construed, governed, applied and enforced under (i) the Delaware General Corporation Law with respect to all matters covered therein, and (ii) the laws of the State of New York as to any and all other matters, in each case without giving effect to the principles of conflicts of laws, and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York. Except as otherwise provided in this Section 10.5 of this Agreement, the Parties agree that they shall be deemed to have agreed to binding arbitration in New York, New York, with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more. For example, if the party initiating arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed". The parties specifically designate the Courts in the City of New York, State of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Section 10.4 of this Agreement.

         10.6 Entire Agreement; Amendment. Except for any non-conflicting provisions contained in (i) that certain Letter of Intent between NGM and GHC dated September 27, 2004, as amended, (ii) that certain agreement dated as of February 16, 2005 among GHC, NGM and DPI, entitled Omnibus Agreement, (iii) that certain "Agreement" dated as of February 22, 2005 among GHC, NGM and DPI (sometimes known as the "Wire Agreement), this Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and (b) except as provided in Paragraph (I) of this Article 21 of this Agreement, are not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder. Each Party hereto agrees that, except for the representations and warranties contained in this Agreement and (i), (ii) and
(iii) of this paragraph, neither GHC, GHAC nor NGM makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Transactions, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing. This Agreement may not be amended, changed, modified, extended, terminated or discharged orally, but only by an Agreement in writing, which is signed by all of the Parties to this Agreement.

         10.7. Further Assurances. The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

         10.8 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

         10.9 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver of any other or subsequent breach.

         10.10 Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein, except as otherwise expressly provided for herein, are not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

         10.11 Confidentiality.

                  (i) GHC and GHAC, on their own behalf or on behalf of their respective directors, officers, employees, stockholders and/or other representatives and/or agents, recognize and acknowledge that they had in the past and currently have access to certain confidential information of NGM which is valuable, special and unique to NGM. GHC and GHAC agree that, they will not use any of the confidential information for any purpose other than as contemplated by and in accordance with the terms of this Agreement and will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to NGM and to authorized representatives of NGM, and (b) to counsel and other advisers and representatives of GHC, provided that such advisors or representatives (other than counsel) agree in writing to the confidentiality provisions of this Section 10.11 of this Agreement, unless (1) such information becomes known to the public generally through no fault of GHC or GHAC, (2) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this Section 10.11 of this Agreement, GHC and GHAC shall, if possible, give prior written notice thereof to NGM and provide NGM with the opportunity to contest such disclosure, or (3) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by GHC or GHAC of the provisions of this Section 10.11 of this Agreement, NGM shall be entitled to an injunction restraining GHC and GHAC from disclosing or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting NGM from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

                  (ii) NGM on its own behalf or on behalf of its respective directors, officers, employees, stockholders and/or other representatives and/or agents, recognizes and acknowledges that it had in the past and currently has access to certain confidential information of GHC and GHAC which is valuable, special and unique to GHC and GHAC NGM agrees that, prior to the Closing Date, or if the transactions contemplated by this Agreement are not consummated, it will not use any of the confidential information for any purpose other than as contemplated by and in accordance with the terms of this Agreement and will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to GHC and GHAC and to authorized representatives of GHC and GHAC, and (b) to counsel and other advisers and representatives of NGM, provided that such advisors or representatives (other than counsel) agree to the confidentiality provisions of this Section 10.11 of this Agreement, unless (1) such information becomes known to the public generally through no fault of NGM, (2) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this Section
10.11 of this Agreement, NGM shall, if possible, give prior written notice thereof to GHC and GHAC and provide GHC and GHAC with the opportunity to contest such disclosure, or (3) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by NGM of the provisions of this Section 10.11, GHC and GHAC shall be entitled to an injunction restraining NGM from disclosing or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting GHC and GHAC from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         10.12 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax copies of signatures on this Agreement shall be deemed originals.

         10.13 Exhibits. All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.




                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     GRAPHCO HOLDINGS CORP.



                                     By: _____________________________________
                                     Name:             Cristian Ivanescu
                                     Title:          Chief Executive Officer

                                     GRAPHCO HOLDINGS ACQUISITION CORP.



                                     By: _____________________________________
                                     Name:              Cristian Ivanescu
                                     Title:             Chief Executive Officer

                                     NGM-TEC, INC.



                                     By: _____________________________________
                                     Name:       Jeffrey D. Randol
                                     Title:         Chief Executive Officer

===================== =========================================================
        Exhibit                          Description
===================== =========================================================

      A                   Form of Delaware Certificate of Merger.

      B                   Form of New Jersey Certificate of Merger.


      3.2(a) NGM's Certificate of Incorporation, as amended to date, certified by the Secretary of NGM.

      3.2(b) NGM's Bylaws, as amended to date, certified by the Secretary of NGM.


      3.21 Unanimous Written Consent of NGM Board of Directors approving the Merger, etc.,

      4.2(a) GHC's Certificate of Incorporation, as amended to date, certified by the Secretary of GHC.

      4.2(b) GHC's Bylaws, as amended to date, certified by the Secretary of GHC.


      4.2(c) GHAC's Certificate of Incorporation, as amended to date, certified by the Secretary of GHAC.

      4.2(d) GHAC's Bylaws, as amended to date, certified by the Secretary of GHAC.


      4.22(a) Unanimous Written Consent of GHC Board of Directors approving the Merger, etc.

      4.22(b) Unanimous Written Consent of GHAC Board of Directors approving the Merger, etc.

      6.1 State of New Jersey Division of Tax Corporate Services Application for Tax Clearance (Form A-5088-TC).
===================== =========================================================

===================== =========================================================
        Exhibit                               Description
===================== =========================================================

      6.3(a)              Form of NGM Shareholders' Questionnaire.

      Form                of GHC Series C Preferred Certificate of Designations.
                          6.5


      7.1(vi)             Form of NGM Opinion of Counsel.

      7.2(xii-1)          Form of Employment Agreement between GHC and Jeffrey
                          D. Randol.


      7.2(xii-2)          Form of Employment Agreement between GHC and Daryl
                          Jurbala. Form of Employment Agreement between GHC and
                          Wayne Cluff. 7.2(xii-3)


      7.2(xiii)           Form of GHC Opinion of Counsel.

===================== =========================================================

                                  Schedule 3.1

                  Organization and Qualification; Subsidiaries



By Voice, Inc. is a Delaware corporation and is a wholly subsidiary of NGM-TEC, Inc.



                                     NGM-1

                                  Schedule 3.3

                                              Capitalization

                NGM TEC                                STOCK              ISSUE                       SHARES
              SHAREHOLDERS                       CERTIFICATE               DATE                       ISSUED
   TJK Associates, LP                                      1          Jan-01-02                    5,000,000
   Nancy Kramer                                            2          Jan-03-02                      150,000
   Peter Cronin                                            3          May-21-02                        8,000
   Oscar & Therese D. Albertini                            4          May-21-02                       40,000
   Richard and Patricia Heckenberger                       5          May-21-02                       16,000
   Tom Longe Group                                         6          May-21-02                       80,000
   Cliff VanWagner                                         7          May-21-02                        3,000
   Tom Longe Group                                         8          Jul-21-02                      120,000
   Voided Certificate                                      9                 --                           --
   Voided Certificate                                     10                 --                           --
   Voided Certificate                                     11                 --                           --
   TLDB, LLC                                              12          Oct-16-02                      400,000
   Frank White                                            13          Oct-16-02                        8,000
   CRCI Solebury, L.P.                                    14          Feb-03-02                    1,000,000
   Kenneth A. Green                                       15          Mar-05-02                      150,000
   Joe Boccuti                                            16          Dec-09-02                      240,000
   Voided Certificate                                     17                 --                           --
   Joseph Poretta                                         18          Mar-01-02                        5,000
   Joe Buono Trustee Clover-Leaf                                     Sept-16-03
   Nurseries                                              19                                          20,000
   Voided Certificate                                     20                 --                           --
   Thomas P. Deveno                                       21          Oct-16-03                       20,000
   Glenn Batease & Nicole Spagna                          22          Oct-16-03                       10,000
   Michael J.O'Conner and Patricia                                    Oct-20-03
   H. O'Conner                                            23                                          16,000
   Elaine Lant                                            24          Oct-20-03                        8,000
   Elio Cerrone                                           25          Mar-02-04                        8,000
   L. Edward Boyle                                        26          Mar-02-04                        8,000
   James T. Kneeshaw                                      27          Mar-02-04                        8,000
   Elizabeth O'C Little                                   28          Mar-02-04                        8,000
-------------------------------------- ---------------------- ------------------ ----------------------------
                                                                          Total                    7,326,000

                NGM TEC                        WARRANT                               WARRANT      WARRANT
            WARRANT HOLDERS                     NUMBER                 WARRANTS       PRICE       EXPIRATION
   Tom Longe Group                                     1,001            160,000        $ 0.10      May-21-08
   Tom Longe Group                                     1,002            240,000        $ 0.10      Jul-21-08
   Tom Longe                                           1,004                 --        $ 2.00       Canceled
   TLDB, LLC                                           1,005            800,000       $ 0.015      Dec-09-08
   Joe Buono Trustee Clover-Leaf                                                                   Sep-16-09
   Nurseries                                           2,001             40,000        $ 0.10
   Jordan Byk                                          2,002             75,000       $ 0.015      Oct-16-09
   Ken Klouda                                          2,003             75,000       $ 0.015      Oct-16-09
   Tom Longe                                           2,004            400,000       $ 0.015      Oct-16-09
   Dan Galusha                                         2,005            400,000       $ 0.015      Oct-16-09
   Rob Tsarnas                                         2,006                 --        $ 0.01       Canceled
   Glenn Batease & Nicole Spagna                       2,007             20,000        $ 0.10      Oct-16-09
   Thomas P. Deveno                                    2,008             40,000        $ 0.10      Oct-16-09
   Elaine Lant                                         2,009             16,000        $ 0.10      Oct-20-09
   Michael J.O'Conner and Patricia                                                                 Oct-20-09
   H. O'Conner                                         2,010             32,000        $ 0.10
   Elio Cerrone                                        2,011             16,000        $ 0.10      Mar-02-10
   L. Edward Boyle                                     2,012             16,000        $ 0.10      Mar-02-10
   James T. Kneeshaw                                   2,013             16,000        $ 0.10      Mar-02-10
   Elizabeth O'C Little                                2,014             16,000        $ 0.10      Mar-02-10
   Prestige Financial+                        Bridge warrant          1,000,000       $ 0.015      Apr-15-09
   Prestige Financial                         Bridge warrant                 --        $ 0.75       Canceled
   William Carroll                                     2,017            100,000       $ 0.015      Nov-15-09
   William Carroll                                     2,018            100,000       $ 0.015      Nov-15-09
   William Carroll                                     2,019            100,000       $ 0.015      Nov-15-09
   William Carroll                                     2,020            100,000       $ 0.015      Nov-15-09
   William Carroll                                     2,021            100,000       $ 0.015      Nov-15-09
   William Heldman                                     2,022            100,000       $ 0.015      Nov-15-09
   William Heldman                                     2,023            100,000       $ 0.015      Nov-15-09
   William Heldman                                     2,024            100,000       $ 0.015      Nov-15-09
   William Heldman                                     2,025            100,000       $ 0.015      Nov-15-09
   William Heldman                                     2,026            100,000       $ 0.015      Nov-15-09
   TLDB, LLC                                           3,001          1,000,000        $ 0.02      Jan-25-09
   Jeff Randol                                         3,002            500,000        $ 0.10      Jan-25-11
   Cindy & Kirt Morehead                               3,003             15,000        $ 0.10      Jan-25-11
   Daryl Jurbala                                       3,004            250,000        $ 0.10      Jan-25-11
   Ken Green                                           3,005            150,000        $ 0.10      Jan-25-11
   Ted Kramer                                          3,006             50,000        $ 0.10      Jan-25-11
   Ken Klouda                                          3,007             90,000        $ 0.10      Jan-25-11
   Jason MacEachen                                     3,008             50,000        $ 0.10      Jan-25-11
   Wayne Cluff                                                          250,000        $ 0.10
   Accrued Payroll Allocation                                           500,000        $ 0.10
-------------------------------------- ---------------------- ------------------ ------------- --------------
                                                       Total          7,692,000

+ As granted to Prestige Financial Inc. in connection with 1,000,000 common shares underlying common stock warrant dated April 15, 2005.


                                     NGM-2

                                  Schedule 3.4

              Authority Relative To This Agreement; Binding Effect



No Exceptions.


                                     NGM-3

                                  Schedule 3.5

                             Compliance With The Law



No Exceptions.


                                     NGM-4

                                 Schedule 3.6(a)

               Absence of Conflicts; Required Filings and Consents


                                     NGM-5

                                 Schedule 3.6(b)

               Absence of Conflicts; Required Filings and Consents


                                     NGM-6

                                  Schedule 3.7

                            Environmental Compliance



No Exceptions.


                                     NGM-7

                                  Schedule 3.8

                                 OSHA Compliance



No Exceptions.


                                     NGM-8

                                  Schedule 3.9

                              Financial Statements



No Exceptions.


                                     NGM-9

                                  Schedule 3.10

                             Undisclosed Liabilities



Since the previous financials were provided, NGM-TEC, Inc. has incurred the following debts in 2005:

      1.    $300,000 bridge loan with Prestige Financial;
      2.    $15,000 loan from Clover Leaf Nursery; and
      3.    $35,000 loan from Dan Galusha.


                                     NGM-10

                                  Schedule 3.11

                      Absence of Certain Changes or Events



No Exceptions.


                                     NGM-11

                                Schedule 3.12(a)

                                   Tax Matters



Tax returns for 2004 have not yet been filed. No tax liability exists for 2004. NGM-TEC, Inc. will file tax returns upon completion of audit.


                                     NGM-12

                                Schedule 3.12(b)

                                   Tax Matters



No Exceptions.


                                     NGM-13

                                Schedule 3.12(c)

                                   Tax Matters



No Exceptions.


                                     NGM-14

                                Schedule 3.12(d)

                                   Tax Matters



No Exceptions.


                                     NGM-15

                                Schedule 3.12(e)

                                   Tax Matters



No Exceptions.


                                     NGM-16

                                  Schedule 3.13

                               Material Contracts



No Exceptions.


                                     NGM-17

                                  Schedule 3.14

                                   Litigation



NGM-TEC, Inc. and By Voice, Inc. are the Defendants in a lawsuit by ANS.


                                     NGM-18

                                  Schedule 3.15

                              Intellectual Property



Already provided.


                                     NGM-19

                                  Schedule 3.16

                                Tangible Property



No Exceptions.


                                     NGM-20

                                  Schedule 3.17

                              Employee Benefit Plan



No benefit plan exists. Employment contracts for key management are to be attached to Agreement. All other information on employees has been provided.


                                     NGM-21

                                  Schedule 3.18

                                     Broker



No Exceptions.


                                     NGM-22

                                  Schedule 3.19

                                Parachute Program



No Exceptions.


                                     NGM-23

                                  Schedule 3.20

                                    Insurance



NGM-TEC, Inc. is currently not covered by insurance.


                                     NGM-24

                                  Schedule 3.21

                              Board Recommendation


                                     NGM-25

                                  Schedule 3.22

                                Change in Command



No Exceptions.


                                     NGM-26

                                  Schedule 3.23

                               Complete Disclosure



No Exceptions.


                                     NGM-27

                                  Schedule 4.1

        Organization and Qualification; Subsidiaries and Equity Interests



Subsidiaries and Equity Interests of Graphco Holding Corp. include:

      o     Graphco Technologies, Inc. (subsidiary);

      o     Grapcho DPI Holdings Company, Inc. (subsidiary);

      o     Advance Logic Systems, Inc (minority stockholder); and

      o OneCARE, Inc. (formerly a minority stockholder, however no current interest).

Subsidiaries and Equity Interests of Graphco Technologies, Inc. include:

      o     VoicePass Security Systems, Inc. (subsidiary).


                                     GHC-1

                                 Schedule 4.2(a)

                     Certificate of Incorporation and Bylaws


                                     GHC-2

                                 Schedule 4.2(b)

                     Certificate of Incorporation and Bylaws



Graphco Holdings Corp. has not held a general shareholders meeting since March 2003.


                                     GHC-3

                                 Schedule 4.3(a)

                                 Capitalization



Agreement with Ulf Lindgren regarding consulting services is currently in dispute. Mr. Lindgren's position is that he is entitled to 4,000,000 plus common shares of GHC. GHC has offered him 1,500,000 common shares, which are reflected in Section 4.3, hereof.

Elko & Associates, CPA, pursuant to their agreement with GHC, are seeking approximately 4,000,000 common shares for approximately $40,000 of services claimed rendered. GHC is in the midst of settlement negotiations and Section 4.3, hereof, reflects 2,500,000 common shares to be offered to Elco in addition to possible monetary consideration.

It is possible that creditors of GTI may be offered in excess of the common shares of GHC currently reflected in Section 4.3, hereof, reserved for such creditors.


                                     GHC-4

                                 Schedule 4.3(b)

                                 Capitalization



                     [SEE TABLES ON FOLLOWING PAGE INSERTS]


                                     GHC-5

                                                      Schedule 4.3(c)

                                                      Capitalization

         GRAPHCO HOLDING CORP.                  CONSIDERATION               ISSUE                     SHARES
       COMMON STOCK SHAREHOLDERS                                             DATE                     ISSUED
   Common Shares as of Dec-31-03                           --                  --                 21,084,816
   Richard Fowkes & Florian Fink                                        May-27-04
   Fowkes, as Trustees                                $25,000                                        666,666
   Dinesh Patel                                       $25,000           Jun-03-04                    666,666
   Barry Hodge                                        $61,500           Jun-12-04                     61,500
   Brian Lance                                        $58,875           Jun-12-04                     58.975
   Cristian Ivanescu                                 $597,512           Jun-12-04                    597,512
   Cristian Toma                                     $111,104           Jun-12-04                    111,104
   David Adams                                         $4,134           Jun-12-04                      4,134
   Deborah Coyne                                      $37,718           Jun-12-04                     37,718
   Eric D. Hodge                                       $6,250           Jun-12-04                      6,250
   Elizabeth D. Sutton                                 $1,514           Jun-12-04                      1,514
   Herman Colbert                                     $34,972           Jun-12-04                     34,972
   James Connors                                      $19,338           Jun-12-04                     19,338
   John Jones                                         $46,500           Jun-12-04                     46,500
   James Kidder                                       $21,192           Jun-12-04                     21,192
   Jerry Ruddle                                      $110,472           Jun-12-04                    110,472
   Kathy Cooper                                        $5,383           Jun-12-04                      5,383
   Luigi Bojan                                       $106,597           Jun-12-04                    106,597
   Michael Christian                                  $15,135           Jun-12-04                     15,135
   Mark Miller                                       $100,177           Jun-12-04                    100,177
   Nicolas Abaid                                           --           Jun-12-04                    100,000
   Norburt L. Wiech                                   $73,220           Jul-12-04                     73,220
   Newton Ventures IV Associates, LP                 $293,236           Jun-25-04                    293,236
   Ronald Veach                                       $21,663           Jun-12-04                     21,663
   Rodger Wichterman                                  $22,915           Jun-12-04                     22,915
   Ronald Stone                                       $20,000           Jun-07-04                     20,000
   Rubenstein Communications, Inc.                         --                  --                     25,000
   Steven Rehfeldt                                    $15,773           Jun-12-04                     15,773
   Ross Glatzer                                      Director                  --                    600,000
-------------------------------------------------------------------------------------------------------------
   Cristian Ivanescu                                 Director                  --                    600,000
-------------------------------------------------------------------------------------------------------------
   Edward C. Kramer                                  Director                  --                    600,000
   Ronald Stone                                      Director                  --                    600,000
   Joe Vela                                          Services                  --                     65,400
   Rodger Wichterman                                 Services                  --                     60,900
   Seth Farbman                                      Services                  --                     20,000
   Shai Stern                                        Services                  --                     20,000
   Kevin Halter                                      Services                  --                     10,000
   Daniel McClory                                    Services                  --                     78,387
   Frederick M. Mintz                                Services                  --                     15,000
   Alan P. Fraade                                    Services                  --                     15,000
   Mark Step                                         Services                  --                     50,000
   Mintz & Fraade                                    Services          Sept-30-03                  1,094,106
                                                                      Oct-01-03 -
   Mintz & Fraade                                    Services           Dec-31-03                     80,000
                                                                      Jan-01-04 -
   Mintz & Fraade                                    Services           Apr-30-05                    100,000
   Edward C. Kramer                                  Services           Dec-31-02                    279,610
   Edward C. Kramer                                  Services           Dec-31-02                    245,520
                                                                      Jan-01-04 -
   Edward C. Kramer                                  Services           Apr-30-05                    760,000
   Ulf Lindgren                                            --                  --                  1,500,000
   May Davis                                         Services                  --                  4,000,000
   Owen May                                                --                  --                     50,000
   Belco                                                   --                  --                  2,500,00,
   Employees 2003                                    Services                  --                  2,696,330
   Creditors                                  Debt Conversion                  --                     600,00
   Luigi 2004                                              --                  --                     400,00
   Angela Chen Sabella                                     --                  --                  1,600,000
-------------------------------------------------------------------------------------------------------------
                                                                            Total                 42,968,141

        GRAPHCO HOLDING CORP.                              ISSUE           SHARES     WARRANT        WARRANT
           WARRANT HOLDERS             CONSIDERATION        DATE           ISSUES       PRICE     EXPIRATION
   Robert Reich                                Loan     Nov-18-03         100,000       $0.01      Nov-18-08
   Robert Reich                                Loan     Nov-21-03          42,900       $0.01      Nov-21-08
   Mintz & Fraade                                --           --          725,000      $0.001             --
   Mintz & Fraade                                --           --          250,000      $0.001             --
   Dr. Jeffrey Solomon                         Loan     Dec-11-03          30,000       $0.10      Dec-11-08
   Rodger Wichterman                       Services     Oct-08-03          54,000       $0.50      Oct-08-08
   Rodger Wichterman                       Services     Mar-03-04          31,500       $0.13      Mar-03-03
   Mark Step                               Services     Jan-31-05         300,000       $0.20      Jan-31-10
   Ronald Stone                            Director     Mar-25-04          50,000       $0.13      Mar-24-09
   Ross Glatzer                            Director     Mar-25-04          50,000       $0.13      Mar-24-09
   Ulf Lindgren                            Director     Mar-25-04          50,000       $0.13      Mar-24-09
   Edward C. Kramer                        Director     Mar-25-04          50,000       $0.13      Mar-24-09
   Richard Wagner                          Services     Mar-25-04          30,000       $0.13      Mar-24-09
   Ronald Stone                            Director     May-21-04         100,000       $0.05      May-21-09
   Ross Glatzer                            Director     May-21-04         100,000       $0.05      May-21-09
   Ulf Lindgren                            Director     May-21-04         100,000       $0.05      May-21-09
   Edward C. Kramer                        Director     May-21-04         100,000       $0.05      May-21-09
-----------------------------------                               -------------------------------------------
   Cristian Ivanescu                       Director     May-21-04         100,000       $0.05      May-21-09
-----------------------------------                               -------------------------------------------
   George Medeya                                 --           --          100,000          --             --
-----------------------------------                               -------------------------------------------
   Norbert R. Wirsching                          --           --          100,000          --             --
-----------------------------------                               -------------------------------------------
   Richard Wagner                                --           --          100,000          --             --
-----------------------------------                               -------------------------------------------
   Mark Step                                     --           --          400,000          --             --
-----------------------------------                               -------------------------------------------
                                                           Total        1,845,500

        GRAPHCO HOLDING CORP.                      CONSIDERATION            ISSUE                     SHARES
   PREFERRED SERIES A SHAREHOLDERS                                           DATE                     ISSUED
   Preferred Series A as of                                   --               --                    675,087
   Dec-31-03
----------------------------------- ----------------------------- ---------------- --------------------------
                                                                            Total                    675,087

                                     GHC-6

                                 Schedule 4.3(c)

                                 Capitalization


                                     GHC-7

                                  Schedule 4.4

              Authority Relative To This Agreement; Binding Effect



No Exceptions.


                                     GHC-8

                                  Schedule 4.5

                               Compliance With Law



GHC has not filed federal or state tax returns since 2002. Also, see previous filings with the SEC under the Securities Exchange Act.


                                     GHC-9

                                 Schedule 4.6(a)

               Absence of Conflicts; Required Filings and Consents


                                     GHC-10

                                 Schedule 4.6(b)

               Absence of Conflicts; Required Filings and Consents


                                     GHC-11

                                  Schedule 4.7

                            Environmental Compliance



No Exceptions.


                                     GHC-12

                                  Schedule 4.8

                                 OSHA Compliance



No Exceptions.


                                     GHC-13

                                  Schedule 4.9

                              Financial Statements


                                     GHC-14

                                  Schedule 4.10

                             Undisclosed Liabilities


                                     GHC-15

                                  Schedule 4.11

                      Absence of Certain Changes or Events



No Exceptions.


                                     GHC-16

                                Schedule 4.12(a)

                                   Tax Matters



No tax returns filed going back indefinitely and no taxes paid going back indefinitely.


                                     GHC-17

                                Schedule 4.12(b)

                                   Tax Matters



No taxes withheld going back indefinitely.


                                     GHC-18

                                Schedule 4.12(c)

                                   Tax Matters


                                     GHC-19

                                Schedule 4.12(d)

                                   Tax Matters


                                     GHC-20

                                Schedule 4.12(e)

                                   Tax Matters


                                     GHC-21

                                  Schedule 4.13

                               Material Contracts



No Exceptions.


                                     GHC-22

                                  Schedule 4.14

                                   Litigation



None except as otherwise disclosed in this Agreement and Plan of Merger and the schedules and exhibits thereto and disclosed in previous filings with the SEC under the Securities Exchange Act.


                                     GHC-23

                                  Schedule 4.15

                              Intellectual Property



Trademarks, Service Marks & Trade Names:

      o     Graphco;

      o     GTI;

      o     G-TEC;

      o     VoicePass (copyright, though may be expired or expiring);

      o     FaceTrac (copyright); and

      o     Digital Personnel.

Patents & Software Copyrights

         None

Trade Secrets

      o Technology and know how related to VoicePass and other voice biometrics and related technology and applications; and

      o Technology and know how related to facial biometrics and related technology and applications.

Licenses

      o     Digital Personnel

There may be additional technology representing trade secrets and know how not specifically reflected in this schedule, which technology and trade secrets is not a material consideration in this transaction.


                                     GHC-24

                                  Schedule 4.16

                                Tangible Property



No Exceptions.


                                     GHC-25

                                  Schedule 4.17

                              Employee Benefit Plan



      o     No benefit plan exists;

      o Employment contracts for key management are to be attached to Agreement;

      o     2000 Employee Stock Option Plan (GTI); and

      o     2000 Director Stock Option Plan (GTI).


                                     GHC-26

                                  Schedule 4.18

                                Reporting Company



      o GHC has not filed any Form 10QSB's for any period since the period ending September 30, 2003;

      o GHC has not filed any Form 10KSB's for any period since the period ending December 31, 2002;

      o GHC's last audit was conducted for the period ending December 31, 2002; and

      o GHC has not filed any Form 8K's for at least one year which may or may not have been required.


                                     GHC-27

                                  Schedule 4.19

                                     Broker



No Exceptions.


                                     GHC-28

                                  Schedule 4.20

                                Parachute Program



No Exceptions.


                                     GHC-29

                                  Schedule 4.22

                              Board Recommendation


                                     GHC-30

                                  Schedule 4.23

                                Change in Command



No Exceptions.


                                     GHC-31

                                  Schedule 4.24

                               Complete Disclosure



No Exceptions.



                                     GHC-32